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                      NATIONAL RURAL UTILITIES COOPERATIVE
                              FINANCE CORPORATION

                                       TO
                        FIRST BANK NATIONAL ASSOCIATION
                                                  TRUSTEE.

                            ------------------------

                                   INDENTURE
                         DATED AS OF FEBRUARY 15, 1994

                            ------------------------

                             COLLATERAL TRUST BONDS

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                               TABLE OF CONTENTS

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PARTIES...............................................................     1
RECITALS..............................................................     1
GRANTING CLAUSES......................................................     1
                                ARTICLE ONE
          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01.    Definitions..........................................     2
                 "Accountant".........................................     3
                 "Act"................................................     3
                 "Affiliate"..........................................     3
                 "Allowable Amount"...................................     3
                 "Appraiser"..........................................     3
                 "Authenticating Agent"...............................     4
                 "Authorized Newspaper"...............................     4
                 "Average Coverage Ratio".............................     4
                 "Bearer Bond"........................................     4
                 "Board of Directors".................................     4
                 "Board Resolution"...................................     4
                 "Bondholder".........................................     4
                 "Bond Register" and "Bond Registrar".................     4
                 "Business Day".......................................     4
                 "Capital Term Certificate"...........................     4
                 "Certificate of Available Eligible Collateral".......     4
                 "Commission".........................................     5
                 "Company"............................................     5
                 "Company Request" and "Company Order"................     5
                 "Completed Calendar Year"............................     5
                 "Corporate Trust Office".............................     5
                 "Corporation"........................................     5
                 "Coverage Ratio".....................................     5
                 "Defaulted Interest".................................     6
                 "Depositary".........................................     6
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                 "Distribution System Member".........................     6
                 "Eligible Collateral"................................     6
                 "Eligible Mortgage Note".............................     7
                 "Equity Ratio".......................................     7
                 "Event of Default"...................................     7
                 "Foreign Currency"...................................     7
                 "Global Bond"........................................     7
                 "Holder".............................................     7
                 "Indebtedness".......................................     7
                 "Indenture"..........................................     8
                 "Independent"........................................     9
                 "Interest Payment Date"..............................     9
                 "Lien of this Indenture" or "lien hereof "...........     9
                 "Loan Agreement".....................................     9
                 "Maturity"...........................................     9
                 "Member".............................................     9
                 "Mortgage"...........................................     9
                 "Mortgage Note"......................................    10
                 "Officers' Certificate"..............................    10
                 "Opinion of Counsel".................................    10
                 "Outstanding"........................................    10
                 "Paying Agent".......................................    11
                 "Permitted Investments"..............................    11
                 "Person".............................................    11
                 "Place of Payment"...................................    11
                 "Pledged Property"...................................    11
                 "Predecessor Bonds"..................................    11
                 "REA"................................................    11
                 "Redemption Date"....................................    12
                 "Redemption Price"...................................    12
                 "Registered Bond"....................................    12
                 "Registered Holder"..................................    12
                 "Regular Record Date"................................    12
                 "Responsible Officer"................................    12
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                 "Restricted Rentals".................................    12
                 "Special Record Date"................................    12
                 "Stated Maturity"....................................    12
                 "Stock" or "Capital Stock"...........................    12
                 "Superior Indebtedness"..............................    13
                 "Trust Indenture Act" or "TIA".......................    13
                 "Trustee"............................................    13
                 "United States"......................................    13
                 "Vice President".....................................    13
SECTION 1.02.    Compliance Certificates and Opinions.................    13
SECTION 1.03.    Form of Documents Delivered to Trustee...............    14
SECTION 1.04.    Acts of Holders......................................    15
SECTION 1.05.    Notices, etc., to Trustee and Company................    17
SECTION 1.06.    Notices to Holders; Waiver...........................    17
SECTION 1.07.    Language of Notices, etc.............................    18
SECTION 1.08.    Conflict with Trust Indenture Act....................    18
SECTION 1.09.    Effect of Heading and Table of Contents..............    18
SECTION 1.10.    Successors and Assigns...............................    18
SECTION 1.11.    Separability Clause..................................    18
SECTION 1.12.    Benefits of Indenture................................    19
SECTION 1.13.    Governing Law........................................    19
SECTION 1.14.    Legal Holidays.......................................    19
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                                ARTICLE TWO
                                 THE BONDS
SECTION 2.01.    General Limitations..................................    19
SECTION 2.02.    Issuable in Series...................................    19
SECTION 2.03.    Terms of Particular Series...........................    20
SECTION 2.04.    Form and Denominations...............................    23
SECTION 2.05.    Execution, Authentication and Delivery and Dating....    24
SECTION 2.06.    Temporary Bonds......................................    25
SECTION 2.07.    Registration, Transfer and Exchange..................    26
SECTION 2.08.    Mutilated, Destroyed, Lost and Stolen Bonds..........    30
SECTION 2.09.    Payment of Interest; Interest Rights Preserved.......    31
SECTION 2.10.    Persons Deemed Owners................................    33
SECTION 2.11.    Cancellation.........................................    34
                               ARTICLE THREE
                    AUTHENTICATION AND DELIVERY OF BONDS
SECTION 3.01.    Authentication and Delivery of Bonds on Basis of
                   Eligible Collateral................................    34
SECTION 3.02.    Authentication and Delivery of Bonds on Basis of
                   Refunding Outstanding Bonds........................    48
SECTION 3.03.    Authentication and Delivery of Bonds on Basis of
                   Cancelling Bonds Not Issued by the Company.........    49
SECTION 3.04     Other Authentication and Delivery of Bonds...........    50
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                                ARTICLE FOUR
                     PROVISIONS AS TO PLEDGED PROPERTY
SECTION 4.01.    Holding of Pledged Securities........................    51
SECTION 4.02.    Disposition of Payments on Pledged Property..........    51
SECTION 4.03.    Voting; Consents.....................................    53
SECTION 4.04.    Certain Actions in Case of Judicial Proceedings......    54
SECTION 4.05.    Renewal; Extension; Substitution.....................    55
SECTION 4.06.    Certain Rights in Respect of Stock...................    56
SECTION 4.07.    Consolidation, Merger, etc., of Issuing
                   Corporations.......................................    56
SECTION 4.08.    Certain Voting and Other Powers of the Trustee.......    57
SECTION 4.09.    Rights of Trustee and Company After Event of
                   Default............................................    57
                                ARTICLE FIVE
            APPLICATION OF MONEYS INCLUDED IN PLEDGED PROPERTY;
                           PERMITTED INVESTMENTS
SECTION 5.01.    Cash Held by Trustee Treated as a Deposit............    58
SECTION 5.02.    Use of Moneys for Payment, Redemption or Purchase
                   of Bonds...........................................    58
SECTION 5.03.    Investment of Moneys by Trustee......................    59
SECTION 5.04.    Trustee to Retain Moneys if Event of Default
                   Exists.............................................    61
                                ARTICLE SIX
                          WITHDRAWAL OF COLLATERAL
SECTION 6.01.    Withdrawal of Collateral.............................    61
SECTION 6.02.    Reassignment of Mortgage Notes upon Payment..........    63
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                               ARTICLE SEVEN
                    PARTICULAR COVENANTS OF THE COMPANY
SECTION 7.01.    Payment of Principal, Premium and Interest...........    64
SECTION 7.02.    Maintenance of Office or Agencies....................    64
SECTION 7.03.    Money for Bond Payments to be Held in Trust..........    65
SECTION 7.04.    Maintenance of Corporate Existence...................    66
SECTION 7.05.    Maintenance of Books of Record and Account; Financial
                   Statements of Company and Members..................    67
SECTION 7.06.    Warranty of Title and Authority to Pledge............    67
SECTION 7.07.    Protection of Title; Payment of Taxes; Liens, etc....    68
SECTION 7.08.    Recordation; Opinions of Counsel.....................    69
SECTION 7.09.    Further Assurances...................................    70
SECTION 7.10.    Advances by Trustee..................................    70
SECTION 7.11.    Restriction on Indebtedness..........................    71
SECTION 7.12.    Restriction on Amendment of Certain Instruments......    72
SECTION 7.13.    Maintenance of Eligible Collateral...................    72
SECTION 7.14.    Restriction on Assignments of Mortgage and
                   Loan Agreements....................................    73
SECTION 7.15.    Statement as to Compliance...........................    73
SECTION 7.16.    Waiver of Certain Covenants..........................    73
                               ARTICLE EIGHT
                            REDEMPTION OF BONDS
SECTION 8.01.    Right of Redemption..................................    74
SECTION 8.02.    Applicability of Article.............................    74
SECTION 8.03.    Election to Redeem; Notice to Trustee................    74
SECTION 8.04.    Selection by Trustee of Bonds to be Redeemed.........    74
SECTION 8.05.    Notice of Redemption.................................    75
SECTION 8.06.    Deposit of Redemption Price..........................    76
SECTION 8.07.    Bonds Payable on Redemption Date.....................    76
SECTION 8.08.    Bonds Redeemed in Part...............................    77
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                                ARTICLE NINE
                                  REMEDIES
SECTION 9.01.    Events of Default....................................    77
SECTION 9.02.    Acceleration of Maturity; Rescission and Annulment...    79
SECTION 9.03.    Trustee's Power of Sale of Pledged Property; Notice
                   Required; Power to Bring Suit......................    81
SECTION 9.04.    Incidents of Sale of Pledged Property................    82
SECTION 9.05.    Upon Default Company Will Pay Principal and Interest
                   upon Demand of Trustee.............................    84
SECTION 9.06.    Judicial Proceedings Instituted by Trustee...........    84
SECTION 9.07.    Bondholders May Demand Enforcement of Rights by
                   Trustee............................................    87
SECTION 9.08.    Control by Bondholders...............................    88
SECTION 9.09.    Waiver of Past Defaults..............................    89
SECTION 9.10.    Holder May Not Bring Suit Except Under Certain
                   Conditions.........................................    89
SECTION 9.11.    Undertaking To Pay Court Costs.......................    90
SECTION 9.12.    Right of Holders To Receive Payment Not To Be
                   Impaired...........................................    90
SECTION 9.13.    Application of Moneys Collected by Trustee...........    91
SECTION 9.14.    Bonds or Coupons Held by Company Not To Share
                   in Distribution....................................    92
SECTION 9.15.    Waiver of Appraisement, Valuation, Stay, Right
                   to Marshalling.....................................    93
SECTION 9.16.    Remedies Cumulative; Delay or Omission Not a
                   Waiver.............................................    93
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                                ARTICLE TEN
                                THE TRUSTEE
SECTION 10.01.   Certain Duties and Responsibilities..................    94
SECTION 10.02.   Notice of Defaults...................................    95
SECTION 10.03.   Certain Rights of Trustee............................    96
SECTION 10.04.   Not Responsible for Recitals or Issuance of Bonds....    97
SECTION 10.05.   May Hold Bonds.......................................    97
SECTION 10.06.   Money Held in Trust..................................    97
SECTION 10.07.   Compensation and Reimbursement.......................    98
SECTION 10.08.   Disqualification; Conflicting Interests..............    99
SECTION 10.09.   Corporate Trustee Required; Eligibility..............    99
SECTION 10.10.   Resignation and Removal; Appointment of Successor....    99
SECTION 10.11.   Acceptance of Appointment by Successor...............   101
SECTION 10.12.   Merger, Conversion, Consolidation or Succession
                   to Business........................................   101
SECTION 10.13.   Preferential Collection of Claims against Company....   102
SECTION 10.14    Appointment of Authenticating Agent..................   102
                               ARTICLE ELEVEN
           BONDHOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 11.01.   Company to Furnish Trustee Names and Addresses
                   of Bondholders.....................................   104
SECTION 11.02.   Preservation of Information; Communications
                   to Bondholders.....................................   105
SECTION 11.03.   Reports by Trustee...................................   106
SECTION 11.04.   Reports by Company...................................   107
                               ARTICLE TWELVE
            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
SECTION 12.01.   Company May Consolidate, etc., only on Certain
                   Terms..............................................   108
SECTION 12.02.   Successor Corporation Substituted....................   108
SECTION 12.03.   Limitation on Lease of Properties as Entirety........   109
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                              ARTICLE THIRTEEN
           SUPPLEMENTAL INDENTURES; AMENDMENT OF PLEDGED PROPERTY
SECTION 13.01.   Supplemental Indentures and Amendments of Certain
                   Pledged Property Without Consent of Bondholders....   109
SECTION 13.02.   Supplemental Indentures and Amendments of Certain
                   Pledged Property With Consent of Bondholders.......   112
SECTION 13.03.   Execution of Supplemental Indentures.................   114
SECTION 13.04.   Effect of Supplemental Indentures....................   114
SECTION 13.05.   Conformity with Trust Indenture Act..................   114
SECTION 13.06.   Reference in Bonds to Supplemental Indentures........   115
                              ARTICLE FOURTEEN
                                 DEFEASANCE
SECTION 14.01.   Payment of Indebtedness; Satisfaction................   115
SECTION 14.02.   Satisfaction, Discharge and Defeasance of Bonds of
                   Any Series.........................................   117
SECTION 14.03.   Reinstatement........................................   120
SECTION 14.04.   Definitions..........................................   121
                              ARTICLE FIFTEEN
                             SUNDRY PROVISIONS
SECTION 15.01.   Exercise of Rights and Powers Under Mortgage
                   Notes and Mortgages................................   122
SECTION 15.02.   Execution in Counterparts............................   123
SCHEDULE I--Summary of Terms of Mortgage..............................   125
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     INDENTURE, dated as of February 15, 1994, between NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (hereinafter called the "Company"), having its principal executive office and mailing address at 2201 Cooperative Way, Herndon, VA 22071, and FIRST BANK NATIONAL ASSOCIATION, a national banking association, as trustee hereunder (hereinafter called the "Trustee"), having its corporate trust office at 180 East Fifth Street, Saint Paul, MN 55101.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the creation of an issue of an unlimited aggregate principal amount of its bonds in series, from time to time, as hereinafter provided (hereinafter called the "Bonds"); and, to secure the Bonds and to provide for the authentication and delivery thereof by the Trustee, the Company has duly authorized the execution and delivery of this Indenture;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH that, to secure the payment of the principal of and interest and premium (if any) on all the Bonds authenticated and delivered hereunder and any coupons appertaining thereto and issued by the Company and outstanding, and the performance of the covenants therein and herein contained, and in consideration of the premises and of the covenants herein contained and of the purchase of the Bonds by the holders thereof, and of the sum of $1 paid to the Company by the Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company by these presents does grant, bargain, sell, release, convey, assign, pledge, transfer, mortgage and confirm unto the Trustee all and singular the following (which collectively are hereinafter called the "Pledged Property"), to wit:

                                  CLAUSE FIRST

     All Mortgage Notes (as hereinafter defined) as shall be actually delivered, assigned and pledged by the Company to the Trustee, on the date hereof or from time to time hereafter, together with the interest of the Company (if any) in the Mortgages (as hereinafter defined) securing said Mortgage Notes.

                                 CLAUSE SECOND

     Also any property, including cash and Permitted Investments (as hereinafter defined), that may, on the date hereof or from time to time hereafter, be

                                        2
subjected to the lien and/or pledge hereof by the Company by delivery, assignment or pledge thereof to the Trustee hereunder; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder. Such subjection to the lien hereof of any such property as additional security may be made subject to any reservations, limitations or conditions which shall be set forth in a written instrument executed by the Company and/or by the Trustee respecting the scope or priority of such lien and/or pledge or the use and disposition of such property or the proceeds thereof.

     TO HAVE AND TO HOLD the Pledged Property unto the Trustee and its successors and assigns forever, but subject to the terms and conditions hereinafter set forth.

     BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security (except as any sinking or other fund, established in accordance herewith, may afford additional special security for the Bonds and any coupons appertaining thereto of any particular series) of the holders from time to time of all the Bonds authenticated and delivered hereunder and any coupons appertaining thereto and issued by the Company and outstanding, without any priority of any one Bond or coupon over any other Bond or coupon.

     AND UPON THE TRUSTS and subject to the covenants and conditions hereinafter set forth.

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.

     SECTION 1.01.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                                        3
          (4) all reference in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument; and

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Ten, are defined in that Article.

     "Accountant" means a Person qualified to pass upon accounting questions, whether or not (unless herein required to be Independent) such Person shall be an officer or employee of the Company or a Member or of an Affiliate of the Company or a Member.

     "Act" when used with respect to any Holder has the meaning specified in
Section 1.04.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Allowable Amount" of Eligible Collateral on any date means:

          (1) with respect to cash, 100% thereof;

          (2) with respect to Permitted Investments, the cost to the Company (exclusive of any accrued interest or brokerage commissions) except that with respect to any Permitted Investments which are traded on any national securities exchange or in any over-the-counter market, Allowable Amount on any date shall mean the fair market value thereof (as determined by the Company);

          (3) with respect to Eligible Mortgage Notes, the principal amount theretofore advanced thereon which remains unpaid on such date.

     "Appraiser" means a Person engaged in the business of appraising property or otherwise competent to determine the value of the particular property in question, whether or not (unless herein required to be Independent) such

                                        4
Person shall be an officer or employee of the Company or a Member or of an Affiliate of the Company or a Member.

     "Authenticating Agent" means any Person named as an Authenticating Agent pursuant to Section 10.14.

     "Authorized Newspaper" means a newspaper of general circulation in a Place of Payment, printed in an official language of the country of publication or in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     "Averaged Coverage Ratio" of any Member means the average of the two higher of the Coverage Ratios of such Member for each of the last three Completed Calendar Years.

     "Bearer Bond" means any Bond payable to the bearer thereof.

     "Board of Directors" means either the board of directors of the Company or any committee of that board duly authorized to act for it in respect hereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Bondholder" means a bearer of a Bearer Bond or a Registered Holder of a Registered Bond.

     "Bond Register" and "Bond Registrar" have the respective meanings specified in Section 2.07.

     "Business Day" when used with respect to a Place of Payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized by law to close.

     "Capital Term Certificate" means a note of the Company substantially in the form of the capital term certificates outstanding on the date of execution and delivery of this Indenture and any other Indebtedness of the Company having substantially similar provisions as to subordination as those contained in said outstanding capital term certificates.

     "Certificate of Available Eligible Collateral" means a certificate substantially in the form provided in Section 3.01(b)(2).

                                        5
     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Governor, Chief Executive Officer, Chairman of the Board, Vice Chairman of the Board, President, Finance Officer or one of its Vice Presidents, and by its Treasurer, Secretary, or one of its Assistant Treasurers or Assistant Secretaries, and delivered to the Trustee.

     "Completed Calendar Year" of a Member means a calendar year ended more than 120 days prior to any date of determination, unless financial statements of such Member for a later calendar year shall have been furnished to the Company pursuant to Section 7.05.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time the corporate trust business of the Trustee shall be administered.

     "Corporation" shall include any cooperative association, voluntary association, joint stock company, business trust or similar organization. Each reference herein to "corporation" shall be deemed to include Members.

     "Coverage Ratio" of any Member for any calendar year of such Member means the ratio determined by adding such Member's Patronage Capital and Operating Margins, Non-Operating Margins -- Interest, cash received in respect of generation and transmission and other capital credits, Interest Expense with respect to Long-Term Debt and Depreciation and Amortization Expense for such year, and dividing the sum so obtained by the sum of all payments of principal and interest required to be made during such year on account of such Member's Long-Term Debt (but in the event any portion of such Member's Long-Term Debt is refinanced during such year the payments of principal and interest required to be made during such year in respect thereof shall be based

                                        6
(in lieu of actual payments thereon) upon the larger of (x) an annualization of such payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding and (y) the payments of principal and interest required to be made during the following year on account of such refinancing debt); Patronage Capital and Operating Margins, Interest Expense with respect to Long-Term Debt, Depreciation and Amortization Expense, Non-Operating Margins -- Interest and Long-Term Debt being determined in accordance with the Uniform System of Accounts prescribed at the time by REA or, if such Member is not required to maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with generally accepted accounting principles, except that in computing Interest Expense with respect to Long-Term Debt, and payments of interest required to be made on account of Long-Term Debt, for the purpose of the foregoing definition, there shall be added, to the extent not otherwise included, an amount equal to 33 1/3% of the excess of the Restricted Rentals paid by such Member for such year over 2% of such Member's Equities and Margins for such year as defined in the Uniform System of Accounts prescribed by REA or, if such Member is not required to maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with generally accepted accounting principles.

     "Defaulted Interest" has the meaning set forth in Section 2.09.

     "Depositary" means, with respect to the Bonds of any series issuable or issued in whole or in part in the form of one or more Global Bonds, the Person designated as Depositary for such series by the Company pursuant to Section 2.03, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Bonds of any such series shall mean the Depositary with respect to the Bonds of that series.

     "Distribution System Member" means a Member 50% or more of whose gross operating revenues are derived from sales of electricity to ultimate consumers, determined as of the end of its last Completed Calendar Year.

                                        7
     "Eligible Collateral " means cash, Permitted Investments and Eligible Mortgage Notes eligible for inclusion in a Certificate of Available Eligible Collateral and not deposited with or held by the Trustee for any payment upon particular Bonds or any coupons appertaining thereto.

     "Eligible Mortgage Note" means a Mortgage Note of a Distribution System Member which is secured by a Mortgage (i) under which no default in respect of any provision required by paragraphs 1 through 4 under Covenants and Warranties contained in Schedule I to this Indenture shall have occurred which shall not have been remedied or under which such a default would exist except for a waiver by the mortgagee or mortgagees under the Mortgage (it being understood that no default shall be deemed to exist in any case in which (x) such default relates only to a portion or portions of any such provision as was not required by said
Schedule I to be included in the Mortgage, or (y) any action, omission to act or condition has been consented to or approved by the mortgagee or mortgagees pursuant to authority to grant consents or approvals contemplated by said paragraphs 1 through 4), and (ii) under which no "event of default" as defined in the Mortgage shall have occurred and shall have resulted in the exercise of any right or remedy described in the Mortgage.

     "Equity Ratio" of any Member means the ratio determined by dividing such Member's Equities and Margins at the end of the last Completed Calendar Year by such Member's Total Assets and Other Debits at such date, in each case computed in accordance with the Uniform System of Accounts prescribed by REA, or if such Member is not required to prepare its financial statements in accordance with the Uniform System of Accounts prescribed by REA, then in accordance with generally accepted accounting principles.

     "Event of Default" has the meaning specified in Section 9.01.

     "Foreign Currency" means a currency issued by the government of any country other than the United States of America.

     "Global Bond" means a Bond evidencing all or part of a series of Bonds, issued to the Depositary for such series or its nominee in accordance with
Section 2.05, registered in the name of such Depositary or nominee and bearing the legend specified in Section 2.05.

     "Holder" when used with respect to any Bond means a Bondholder, and when used with respect to any coupon means the bearer thereof.

     "Indebtedness" of the Company means

                                        8
          (1) all indebtedness which would appear as indebtedness on a balance sheet of the Company prepared in accordance with generally accepted accounting principles (i) for money borrowed, (ii) which is evidenced by securities sold for money or (iii) which constitutes purchase money indebtedness;

          (2) all such indebtedness guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, by the Company through an agreement, contingent or otherwise, to purchase indebtedness, or to purchase goods, supplies or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss, or to supply funds to or in any other manner invest in the debtor, or otherwise;

          (3) all such indebtedness of others for the payment or purchase of which the Company has agreed, contingently or otherwise, to advance or supply funds;

          (4) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by the Company, even though the Company has not assumed or become liable for the payment of such indebtedness; and

          (5) all indebtedness of the Company created or arising under any conditional sale or other title retention agreement (including any lease in the nature of a title retention agreement) with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), but only to the extent that such property is included as an asset on the balance sheet of the Company;

provided that, in computing the amount of the "Indebtedness" of the Company, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust money (or such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness, and thereafter such money and indebtedness so deposited shall not be included in any computation of the assets of the Company; and, provided, further, that no provision of this definition shall be construed to include as "Indebtedness" of the Company any indebtedness by virtue of any agreement by the Company to advance or supply funds to Members.

                                        9
     "Indenture" means this Indenture, as originally executed and as it may from time to time be supplemented, restated or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Independent" when used with respect to any specified Person means such a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Bonds or in any obligor upon any Mortgage Note or in any Affiliate of the Company or of any such obligor upon the Bonds or any Mortgage Note, and (3) is not connected with the Company or any such obligor upon the Bonds or any Mortgage Note or any Affiliate of the Company or of any such obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions (but in the case of an Accountant may be the accountant who regularly audits the books of the Company or a Member). Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

     "Interest Payment Date" when used with respect to any Bond means the Stated Maturity of an instalment of interest on such Bond.

     "Lien of this Indenture" or "lien hereof" means the lien created by these presents.

     "Loan Agreement" means a loan agreement (if any) between a Member and the Company (or between a Member and a wholly-owned subsidiary of the Company whose interest has been assigned to the Company) providing for the issuance of Mortgage Notes.

     "Maturity" when used with respect to any Bond means the date on which the principal of such Bond becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Member" means any Person which is a member or patron of the Company.

     "Mortgage" means a mortgage or deed of trust or pledges of revenues securing one or more Mortgage Notes (i) which complies with the requirements set forth in Schedule I hereto annexed and made a part hereof, (ii) which was

                                       10
made to the Company (or to a wholly-owned subsidiary of the Company whose interest has been assigned to the Company) or to a trustee or trustees under a trust indenture, (iii) as to which the interest of the Company (if any) has been assigned to the Trustee and (iv) an executed or true copy of which has been delivered to the Trustee.

     "Mortgage Note" means a note or bond of a Member payable or registered to the Company or to the order of the Company (or a wholly-owned subsidiary of the Company whose interest has been assigned to the Company) and delivered and assigned to and pledged with the Trustee.

     "Officers' Certificate" means a certificate signed by the Governor, the Chief Executive Officer, the Chairman of the Board, the Vice Chairman of the Board, the President, the Finance Officer or a Vice President, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company or for a Member, or other counsel acceptable to the Trustee.

     "Outstanding" when used with respect to Bonds means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

          (i) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Bonds for whose payment or redemption moneys or certain obligations of the United States of America in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust hereunder or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) hereunder for the Holders of such Bonds and any coupons appertaining thereto as provided in Section 14.01 or 14.02, provided that, if such Bonds are to be redeemed (otherwise than pursuant to sinking fund provisions requiring notice of redemption to be given by the Trustee), notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Bonds paid or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, unless

                                       11
          such Bonds are held by a Person in whose hands they constitute a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (1) Bonds to be redeemed pursuant to sinking fund provisions shall be deemed to be Outstanding until the selection of Bonds to be redeemed, and (2) Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or such other obligor.

     "Paying Agent" when used with respect to any Bond means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on such Bond or any coupons appertaining thereto on behalf of the Company.

     "Permitted Investments" has the meaning specified in Section 5.03.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" when used with respect to any Bond means the Borough of Manhattan, City and State of New York or any other place or places where such Bond may be paid.

     "Pledged Property" has the meaning set forth in the Granting Clauses.

     "Predecessor Bonds" of any particular Bond means every previous Bond which evidenced all or a portion of the same debt as that evidenced by such particular Bond.

     "REA" means the Rural Electrification Administration of the Department of Agriculture of the United States of America or if at any time after the

                                       12
execution of the Indenture said Administration is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

     "Redemption Date" when used with respect to any Bond means the date fixed for redemption of such Bond.

     "Redemption Price" when used with respect to any Bond means the price (exclusive of accrued interest) at which it is to be redeemed.

     "Registered Bond " means any Bond registered in the Bond Register.

     "Registered Holder" when used with respect to any Registered Bond means the Person in whose name such Bond is registered in the Bond Register.

     "Regular Record Date" for the interest payable on any Interest Payment Date when used with respect to any Bond means the date fixed for the determination of the Holder of such Bond entitled to payment of such interest on such Interest Payment Date.

     "Responsible Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Restricted Rentals" means all rentals required to be paid under finance leases and charged to income, exclusive of any amounts paid under any such lease (whether or not designated therein as rental or additional rental) for maintenance or repairs, insurance, taxes, assessments, water rates or similar charges. For the purpose of this definition the term "finance lease" shall mean any lease having a rental term (including the term for which such lease may be renewed or extended at the option of the lessee) in excess of 3 years and covering property having an initial cost in excess of $250,000 other than automobiles, trucks, trailers, tractors, other vehicles (including without limitation aircraft and ships), office, garage and warehouse space and office equipment (including without limitation computers).

     "Special Record Date" for the payment of any Defaulted Interest when used with respect to any Bond means a date fixed by the Trustee pursuant to Section
2.09 in respect of such Bond.

     "Stated Maturity" when used with respect to any Bond or any instalment of interest thereon, including payment of a coupon appertaining thereto, means the date specified in such Bond or in such coupon as the fixed date on which the principal of such Bond or such instalment of interest on such Bond or such coupon is due and payable.

                                       13
     "Stock" or "Capital Stock" shall include any and all shares, interests, participations or other equivalents (however designated) of corporate stock, and, for such purpose, the interest of patrons or members of Members in the Company shall be deemed to be "stock".

     "Superior Indebtedness" of the Company means all Indebtedness of the Company other than Capital Term Certificates.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "United States" means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

     "Vice President" when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     SECTION 1.02.  Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                                       14
          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 1.03.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, in so far as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, in so far as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or a Member stating that the information with respect to such factual matters is in the possession of the Company or such Member, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

                                       15
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.04.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01 ) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The amount of Bearer Bonds held by any Person executing any such instrument or writing as a Bondholder, and the numbers of such Bearer Bonds, and the date of his holding the same, may be proved by the production of such Bonds or by a certificate executed, as depository, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein

                                       16
mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Bonds therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Bondholder, if such certificate or affidavit is satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Bearer Bond continues until (1) another certificate bearing a later date issued in respect of the same Bearer Bond is produced, or (2) such Bearer Bond is produced by some other Person, or (3) such Bearer Bond is registered as to principal or is surrendered in exchange for a Registered Bond, or (4) such Bearer Bond is no longer Outstanding.

     (d) The fact and date of execution of any such instrument or writing and the amount and numbers of Bearer Bonds held by the Person so executing such instrument or writing may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

     (e) The ownership of Registered Bonds shall be proved by the Bond Register.

     (f) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bond shall bind the Holder of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

     (g) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix a record date (which shall be not more than 60 nor less than five days prior to the date upon which such solicitation commences) for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Bonds have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that

                                       17
purpose the Outstanding Bonds shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     SECTION 1.05.  Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company for such purpose.

     SECTION 1.06.  Notices to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event,

     (1) such notice shall be sufficiently given to Holders of Registered Bonds (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Registered Holder, at his address as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

     (2) such notice shall be sufficiently given to the Holders of Bearer Bonds of any series if published in an Authorized Newspaper in each Place of Payment for such Bonds (hereinafter referred to as "Notice by Publication").

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the

                                       18
failure to mail such notice, nor any defect in any notice so mailed, to any particular Registered Holder shall affect the sufficiency of such notice with respect to other Registered Holders or the sufficiency of any Notice by Publication to Holders of Bearer Bonds, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

     In case, by reason of suspension of publication or any other cause, it shall be impossible to publish a notice in any Authorized Newspaper or Authorized Newspapers as provided in any provision of this Indenture, then (notwithstanding such provision) such other publication or notification as shall be made with the approval of the Trustee shall constitute sufficient publication of such notice. Neither failure to give Notice by Publication to Holders of Bearer Bonds as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Bonds as provided above, or of any effective Notice by Publication given to other Holders of Bearer Bonds.

     SECTION 1.07.  Language of Notices, etc.

     Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     SECTION 1.08.  Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with any provision which is deemed to be included in this Indenture by Sections 310 to 317, inclusive, of the TIA, such deemed included provision shall control.

     SECTION 1.09.  Effect of Heading and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.10.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                                       19
     SECTION 1.11.  Separability Clause.

     In case any provision in this Indenture or in the Bonds or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.12.  Benefits of Indenture.

     Nothing in this Indenture or in the Bonds or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Bonds and coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.13.  Governing Law.

     This Indenture shall be construed in accordance with and governed by the laws of the State of New York.

     SECTION 1.14.  Legal Holidays.

     In any case where any Interest Payment Date or Redemption Date or the Stated Maturity of any Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Bonds or coupons) payment of interest or principal (and premium, if any) need not be made on such date at such Place of Payment, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                  ARTICLE TWO

                                   THE BONDS

     SECTION 2.01.  General Limitations.

     The aggregate principal amount of Bonds which may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in Article Three.

     SECTION 2.02.  Issuable in Series.

     The Bonds may be issued from time to time in such series as shall be established pursuant to Section 2.03.

                                       20
     The Bonds of all series shall be entitled generally "Collateral Trust Bonds" of the Company. With respect to the Bonds of any particular series, such words, letters or figures descriptive thereof may be incorporated in or added to the general title of such Bonds as may be established therefor pursuant to indentures supplemental hereto or as provided in Sections 2.03 or 2.04.

     SECTION 2.03.  Terms of Particular Series.

     Prior to the authentication and delivery of Bonds of any series, the Company shall establish, in or pursuant to a Board Resolution or an indenture supplemental hereto, or in an Officers' Certificate pursuant to a Board Resolution or an indenture supplemental hereto, the following terms of the Bonds of any such series:

          (1) the title of the Bonds of such series (which shall distinguish the Bonds of such series from Bonds of any other series);

          (2) any limit upon the aggregate principal amount of the Bonds of such series which may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered pursuant to Sections 2.06, 2.07, 2.08, 8.08 or 13.06);

          (3) the Persons (without specific identification) to whom interest on Bonds of such series, or any tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Bonds are registered at the close of business on the Regular Record Date for such interest;

          (4) the date or dates on which the principal of the Bonds of such series, or any tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

          (5) the rate or rates at which the Bonds of such series, or any tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Bonds shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formula or any other method or other means by which such rate or rates shall be determined, by reference or otherwise; the date or dates from which such interest shall accrue, the Interest Payment Dates on

                                      21
     which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Bonds on any Interest Payment
     Date; and the basis of computation of interest;

          (6) the place or places at which (i) the principal of, and premium, if any, and interest, if any, on Bonds of such series, or any tranche thereof, shall be payable, (ii) registration of transfer of Bonds of such series, or any tranche thereof, may be effected, (iii) exchanges of Bonds of such series, or any tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds of such series, or any tranche thereof, and this Indenture may be served; the Bond Registrar for such series; and if such is the case, that the principal of such Bonds shall be payable without the presentment or surrender thereof;

          (7) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Bonds of such series, or any tranche thereof, may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

          (8) the obligation or obligations, if any, of the Company to redeem or purchase the Bonds of such series, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof, and the period or the periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Bonds shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) the denominations in which Bonds of such series, or any tranche thereof, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

          (10) the coin or currency, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Bonds of such series, or any tranche thereof, shall be payable (if other than the coin or currency in which the Bonds of such series, or any tranche thereof, are denominated);

          (11) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other

                                       22
     than that in which the Bonds of such series, or any tranche thereof, are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

          (12) if denominated or payable in any coin or currency, including composite currencies, other than U.S. dollars, the method by which the Bonds of such series, or any tranche thereof, shall be valued, which may be any reasonable method, against the Bonds of all other series for voting, distribution and all other purposes hereof;

          (13) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the periods within which, and the terms and conditions upon which, any such election may be made;

          (14) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Bonds of such series or any tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined;

          (15) if other than the principal amount thereof, the portion of the principal amount of Bonds of such series, or any tranche thereof, which shall be payable upon declaration of the acceleration of the maturity thereof pursuant to Section 9.02;

          (16) the terms, if any, pursuant to which the Bonds of such series, or any tranche thereof, may be converted into or exchanged for other securities of the Company or any other Person;

          (17) if the Bonds of such series or any tranche thereof, are to be issued in global form, (i) the Depositary with respect to such Global Bond or Bonds, (ii) any limitations on the rights of the Holder or Holders of such Global Bond or Bonds to transfer or exchange the same or to obtain the registration of transfer thereof, (iii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefore in definitive form in lieu of temporary form, and (iv) any and all other matters incidental to such Global Bond or Bonds;

                                       23
          (18) if the Bonds of any such series, or any tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto;

          (19) to the extent not established pursuant to clause (16) of this Section, any limitations on the rights of the Holder or Holders of such bonds to transfer or exchange the same or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of the same, the amount or terms thereof;

          (20) the right, if any, of the Company to limit or discharge the Indenture as to the Bonds of any such series or any tranche thereof pursuant to Section 14.02;

          (21) whether and under what circumstances the Company will pay additional amounts on the Bonds of such series, or any tranche thereof, held by a Person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such Bonds rather than pay such additional amounts; and

          (22) any other terms of the Bonds of such series, or any tranche thereof (which terms shall conform to any applicable requirements of the TIA, and shall not materially adversely affect the rights of the Holders of Bonds then outstanding).

     SECTION 2.04.  Form and Denominations.

     The Bonds of each series shall be either Registered Bonds or Bearer Bonds, or both, and such Bonds (and the related coupons, if any) shall be in such form as shall be established by or pursuant to a Board Resolution or the supplemental indenture creating such series, with such omissions, variations and insertions as are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors or by the officers executing such Bonds and coupons, such determination by said officers to be evidenced by their signing the Bonds and coupons. The Bonds of each series and coupons appertaining thereto, if any, shall be distinguished from the Bonds and coupons of other series in such manner as may be prescribed in or pursuant to

                                       24
the Board Resolution or supplemental indenture creating or authorizing the creation of such series.

     The definitive Bonds and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Bonds or coupons, as evidenced by their execution of such Bonds or coupons.

     The Bonds of each series shall be issued in such denominations as shall be provided in or pursuant to the Board Resolution or supplemental indenture creating or authorizing the creation of such series or as the Board of Directors may determine. In the absence of any such provision with respect to the Bonds of any particular series, the Bonds of such series shall be of the denominations of $1,000 or multiples thereof.

     SECTION 2.05.  Execution, Authentication and Delivery and Dating.

     The Bonds shall be executed on behalf of the Company by its Governor, its Chief Executive Officer, its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Treasurer, its Secretary or one of its Assistant Treasurers or its Assistant Secretaries. The signature of any of these officers on the Bonds may be manual or facsimile. The coupons shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company.

     Bonds and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds and coupons or did not hold such offices at the date of such Bonds and coupons.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds with coupons, if any, appertaining thereto executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

     All Registered Bonds shall be dated the date of their authentication. All Bearer Bonds of each series shall be dated as of a single date specified in or pursuant to the Board Resolution or supplemental indenture or indentures creating or authorizing the creation of such series of Bearer Bonds.

                                       25
     No Bond or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder. Except as permitted by Sections 2.08 or 2.09, the Trustee shall not authenticate and deliver any Bearer Bond unless all appurtenant coupons for interest then matured and duly provided for or paid have been detached and cancelled.

     If the Company shall establish pursuant to Section 2.03 that the Bonds of a series are to be issued in the form of one or more Global Bonds, then the Company shall execute and the Trustee shall in accordance with this Section authenticate and deliver one or more Global Bonds that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Bonds of such series issued and not yet canceled, (ii) shall be registered in the name of the Depositary for such Global Bond or Bonds or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect (or such other legend as such Depositary may require): "Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment made to the nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein."

     Each Depositary designated pursuant to Section 2.03 for a Global Bond in registered form shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended.

     SECTION 2.06.  Temporary Bonds.

     Pending the preparation of definitive Bonds of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and

                                       26
deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, in bearer or registered form, with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

     If temporary Bonds of any series are issued, the Company will cause definitive Bonds of such series to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Company in any Place of Payment for Bonds of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Bonds of the same series of authorized denominations. Until so exchanged such temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds, and interest thereon, when and as payable, shall be paid to the bearers of temporary Bonds upon presentation thereof for notation of such payment thereon, unless such temporary Bonds shall be Registered Bonds or shall bear coupons for such interest.

     Anything in this Section 2.06 to the contrary notwithstanding, the Board Resolution or supplemental indenture creating a series of Bonds may establish or provide for establishing the requirements (which may vary from those set forth in this Section 2.06 ) concerning the form of temporary Bonds and procedures for exchanging them for definitive Bonds.

     SECTION 2.07.  Registration, Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (herein sometimes referred to as the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Bonds and of transfers of Registered Bonds. The Trustee is hereby appointed "Bond Registrar" for the purpose of registering Registered Bonds and transfers of Registered Bonds as herein provided.

                                       27
     Upon surrender for transfer of any Registered Bond of any series (except any series of Global Bonds to the extent set forth in this Section) at the office or agency of the Company in any Place of Payment for Registered Bonds of such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Bonds of the same series of any authorized denominations, of a like aggregate principal amount.

     At the option of the Holders, Registered Bonds may be exchanged for other Registered Bonds of the same series of any authorized denominations, of a like aggregate principal amount, upon surrender of the Registered Bonds to be exchanged at such office or agency. Whenever any Registered Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Bonds which the Bondholder making the exchange is entitled to receive.

     Bearer Bonds and coupons appertaining thereto shall be transferable by delivery.

     At the option of the Holder, Bearer Bonds of any series (except any series of Global Bonds to the extent set forth in this Section) may be exchanged for Registered Bonds of the same series of any authorized denominations, of a like aggregate principal amount, upon surrender of the Bearer Bonds to be exchanged at any office or agency of the Company maintained for such purpose with all unmatured coupons and all matured coupons in default appertaining thereto. If the Holder of a Bearer Bond is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Bonds are accompanied by payment of funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bond shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 7.02 or in or pursuant to the supplemental indenture or Board Resolution creating the series of Bonds to which they relate, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency

                                       28
located outside the United States. Notwithstanding the foregoing, in case a Bearer Bond of any series is surrendered at any such office or agency in exchange for a Registered Bond of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Bond shall be surrendered without the coupon relating to such Interest Payment Date or such date for payment of Default Interest, as the case may be. Whenever any Bearer Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Holder making the exchange is entitled to receive.

     All Bonds and coupons, if any, issued upon any transfer or exchange of Bonds, and coupons, if any, shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds and coupons, if any, surrendered upon such transfer or exchange.

     Every Registered Bond presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to Section 2.06 or 13.06 not involving any transfer. The Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Company shall not be required (i) to issue, transfer or exchange any Bond of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds of such series selected for redemption under Section 8.04 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part, or (iii) to exchange any Bearer Bond so selected for redemption except that such a Bearer Bond may be exchanged for a

                                       29
Registered Bond of that series, provided that such Registered Bond shall be immediately surrendered for redemption.

     Registered Bonds may not be exchanged for Bearer Bonds.

     Notwithstanding any other provisions of this Section 2.07, unless and until it is exchanged in whole or in part for Bonds in definitive registered form, a Global Bond representing all or a portion of the Bonds of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

     If at any time the Depositary for any Bonds of a series represented by one or more Global Bonds notifies the Company that it is unwilling or unable to continue as Depositary for such Bonds, the Company shall appoint a successor Depositary with respect to such Bonds. If a successor Depositary for such Bonds is not appointed by the Company within 90 days after the Company receives such notice, the Company's election pursuant to Section 2.03 that such Bonds be represented by one or more Global Bonds shall no longer be effective and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of such series, will authenticate and deliver, Bonds of such series in definitive registered form without coupons, in any authorized denominations in an aggregate principal amount equal to the principal amount of the Global Bond or Bonds representing such Bonds in exchange for such Global Bond or Bonds.

     The Company may at any time and in its sole discretion determine that the Bonds of any series issued in the form of one or more Global Bonds shall no longer be represented by a Global Bond or Bonds. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of the definitive Bonds of such series, will authenticate and deliver, Bonds of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Bond or Bonds representing such Bonds, in exchange for such Global Bond or Bonds.

     If an Event of Default shall have occurred and be continuing with respect to the Global Bonds of any series or under any other circumstances specified by the Company pursuant to Section 2.03 with respect to the Global Bonds of such series the Depositary for such Global Bond may surrender such Global Bond in

                                       30
exchange in whole or in part for Bonds of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

          (i) to the Person specified by such Depositary a new Bond or Bonds of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Bond; and

          (ii) to such Depositary a new Global Bond in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Bond and the aggregate principal amount of Bonds authenticated and delivered pursuant to clause (i) above.

     SECTION 2.08.  Mutilated, Destroyed, Lost and Stolen Bonds.

     If (i) any mutilated Bond or a Bond with a mutilated coupon appertaining to it is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond or coupon, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Bond or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange therefor or in lieu thereof or in exchange for the Bond to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Bond of like tenor and principal amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered, destroyed, lost or stolen Bond or to the Bond to which such mutilated, destroyed, lost or stolen coupon appertains.

     In case any such mutilated, destroyed, lost or stolen Bond or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Bond or coupon, pay such Bond or coupon.

     Upon the issuance of any new Bond under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

                                       31
     Every new Bond with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond or in exchange for a Bond to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond with its coupons, if any, or the destroyed, lost or stolen coupon, shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds and coupons duly issued hereunder.

     Except as otherwise provided in or pursuant to a supplemental indenture or Board Resolution creating a series of Bonds, any Bearer Bond issued under this Section may only be delivered to the Person entitled thereto outside the United States.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds or coupons.

     SECTION 2.09.  Payment of Interest; Interest Rights Preserved.

     Interest on any Registered Bond of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Registered Bonds of such series shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest in respect of Registered Bonds of such series. In case a Bearer Bond of any series is surrendered in exchange for a Registered Bond of such series after the close of business (at an office or agency maintained by the Company for such purpose for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Bond shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Bond issued in exchange for such Bearer Bond, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Any interest on any Registered Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Bonds of such series (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such

                                       32
Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (1) or paragraph (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Bonds of the series in respect of which interest is in default (or their respective Predecessor Bonds) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this paragraph provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of a Registered Bond of such series at his address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment for Registered Bonds of such series, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph
     (2). In case a Bearer Bond of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered

                                      33
     Bond of such series after the close of business at such office or agency
     on any Special Record Date and before the opening of business at   such
     office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Bond shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Bond issued in exchange for such Bearer Bond, but will be payable only to the Holder of such coupon when due in accordance with the provision of this Indenture.

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of the series in respect of which interest is in default may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed practicable by the Trustee.

     Any Defaulted Interest payable in respect of any Bearer Bond shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner as may reasonably minimize any discrimination as between the Holders of Registered Bonds and Bearer Bonds of the same series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner set forth in Section 1.06.

     Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

     SECTION 2.10.  Persons Deemed Owners.

     Prior to due presentment of a Registered Bond for transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Registered Bond is registered as the owner of such Registered Bond for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 2.09) interest on, such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                       34
     The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Bond and the bearer of any coupon as the absolute owner of such Bond or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes, whether or not such Bond or coupon be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

     No holder of any beneficial interest in any Global Bond held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Bond, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Bond.

     SECTION 2.11.  Cancellation.

     All Bonds and coupons surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. The Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder, together with all unpaid coupons appertaining thereto which the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Bonds and coupons held by the Trustee shall be destroyed or disposed of in accordance with the Trustee's customary practices.

                                 ARTICLE THREE

                      AUTHENTICATION AND DELIVERY OF BONDS

     SECTION 3.01. Authentication and Delivery of Bonds on Basis of Eligible Collateral.

     (a) At any time and from time to time Bonds of any series authorized by or pursuant to Board Resolution or an indenture supplemental hereto and coupons appertaining thereto may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered

                                       35
by the Trustee as directed by Company Order and upon delivery of the instruments specified in Subsection (b) of this Section; provided, however, that, as shown by the Certificate of Available Eligible Collateral furnished to the Trustee pursuant to Subsection (b)(2) of this Section,

          (1) the Allowable Amount of Eligible Collateral certified in such Certificate as being pledged under the Indenture after all withdrawals shall at least equal the aggregate principal amount of Bonds to be Outstanding immediately after the authentication and delivery of such Bonds,

          (2) each Eligible Mortgage Note included in the Eligible Collateral so certified is an Eligible Mortgage Note of a Member having an Equity Ratio of at least 20% and an Average Coverage Ratio of at least 1.35, and

          (3) the aggregate Allowable Amount of all Eligible Mortgage Notes of any one Member so certified shall not exceed 10% of the aggregate Allowable Amount of all Eligible Collateral so certified.

     (b) Prior to the authentication and delivery of any Bonds of any series pursuant to this Section the Trustee shall be furnished with the following instruments:

          (1) A Board Resolution requesting or authorizing the authentication and delivery of a specified aggregate principal amount of Bonds of the series.

          (2) A Certificate of Available Eligible Collateral, dated not more than 30 days prior to such authentication and delivery, which shall be an Officers' Certificate and, unless one of the officers signing the same is an Accountant and shall so state, shall also be signed by an Accountant in respect of items 1 through 16 thereof, in substantially the following form:

                                       36
                  NATIONAL RURAL UTILITIES COOPERATIVE FINANCE
                                  CORPORATION

                  INDENTURE DATED AS OF                 , 199

                            ------------------------

            CERTIFICATE OF AVAILABLE ELIGIBLE COLLATERAL FILED WITH
                    FIRST BANK NATIONAL ASSOCIATION, Trustee

                            ------------------------
                                       , Governor (or Chief Executive Officer or
Chairman of the Board or Vice Chairman of the Board or President or Finance
Officer or Vice President) and                                   , [Assistant]
Treasurer (or                    , [Assistant] Secretary), respectively, of
National Rural Utilities Cooperative Finance Corporation, of whom the latter
[former] is an Accountant [and                          , an [Independent]
Accountant selected by the Company], hereby certify to the Trustee under the above-mentioned Indenture [as supplemented to the date hereof] (herein called the "Indenture") as follows:

  1.   The Allowable Amount of Eligible Collateral
       shown in item 8 in the most recent Certificate
       of Available Eligible Collateral dated
                             delivered to the Trustee
       is..............................................  $
  2.   The increase (or decrease) in the Allowable
       Amount of such Eligible Collateral and the
       Allowable Amount of any Mortgage Notes (which
       are Eligible Mortgage Notes at the date hereof)
       substituted for other Mortgage Notes pursuant to
       Section 4.05 of the Indenture, remaining on
       deposit with the Trustee, as shown on Schedule A
       hereto, is......................................  $
  3.   The Allowable Amount, as at the date of such
       most recent Certificate of Available Eligible
       Collateral, of Eligible Collateral which has,
       since such date, been withdrawn or substituted
       for pursuant to Section 4.05 (including Eligi-
       ble Mortgage Notes fully paid) by the Company or
       ceased to be Eligible Collateral, as shown on
       Schedule A hereto, is...........................  $

                                       37

  4.   The present Allowable Amount of Eligible
       Collateral certified to the Trustee in the most
       recent Certificate of Available Eligible
       Collateral (item 1 plus (or minus, if decrease)
       item 2, and minus item 3) is....................  $
  5.   The Allowable Amount of Eligible Collateral
       certified hereby, including the Eligible
       Collateral deposited herewith, which was not
       certified in the most recent Certificate of
       Available Eligible Collateral, all as shown on
       Schedule B hereto, is...........................  $
  6.   The Allowable Amount of Eligible Collateral held
       by the Trustee on the date hereof and included
       in this Certificate before any withdrawals (item
       4 plus item 5) is...............................  $
  7.   The Allowable Amount of Eligible Collateral the
       withdrawal of which is hereby requested, if any,
       as shown on Schedule C hereto (the Eligible
       Collateral made the basis of such withdrawal
       being designated on Schedule A and/or Schedule B
       hereto) is......................................  $
  8.   The Allowable Amount of Eligible Collateral held
       by the Trustee on the date hereof and included
       in this Certificate after any withdrawals (item
       6 minus item 7) is..............................  $
  9.   The aggregate principal amount of Bonds
       Outstanding at the date hereof is...............  $
 10.   The aggregate amount by which such Allowable
       Amount of Eligible Collateral exceeds Bonds
       Outstanding (item 8 minus item 9) is............  $
 11.   The principal amount of Bonds the authentication
       and delivery of which is now being requested, if
       any (an amount not greater than the amount shown
       in item 10) (the Eligible Collateral made the
       basis of such authentication and delivery being
       designated on Schedule A and/or Schedule B
       hereto) is......................................  $
 12.   Each Eligible Mortgage Note the Allowable Amount
       of which is included in item 8 is an Eligible
       Mortgage Note of a Member which has an Equity
       Ratio of at least 20% and an Average Coverage
       Ratio of not less than 1.35.
 13.   The aggregate Allowable Amount of all Eligible
       Mortgage Notes of any one Member included in
       item 8 of this Certificate does not exceed 10%
       of the aggregate Allowable Amount of Eligible
       Collateral shown in such item 8.
 14.   In the opinion of the undersigned, the
       respective Equity Ratios and Average Coverage
       Ratios of Members whose

                                       38

       Eligible Mortgage Notes are listed on Schedules
       A and B are not less than those appearing on said Schedules.
 15. None of the Eligible Collateral certified in this Certificate includes any cash or Permitted
       Investments held for any payment upon particular
       Bonds.
 16.   All computations of Equity Ratios and Average
       Coverage Ratios shown on Schedules A and B are based upon financial statements furnished the Company in accordance with Section 7.05 of the Indenture.
 17. So far as is known to the undersigned (i) no Event of Default under the Indenture, and no event which, with notice or lapse of time or both, would result in such an Event of Default, has occurred which has not been remedied and
       (ii) no default specified in clause (i) of the definition in the Indenture of Eligible Mortgage
       Notes which has not been remedied or waived, consented to or approved to the extent permitted by said clause and no event of default which shall have resulted in the exercise of any right or remedy referred to in clause (ii) of said definition has occurred with respect to any of the Mortgage Notes listed on Schedules A and B hereto or any of the Mortgages securing said
       Mortgage Notes.
 18. The undersigned have read all conditions precedent provided for in the Indenture
       (including any covenants compliance with which constitutes a condition precedent) and definitions therein which relate to the action the Trustee is being requested to take, have examined certain corporate and financial records of the Company and in the opinion of the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not such conditions and covenants have been complied with; in the opinion of the undersigned, such conditions and covenants have been complied with.

                                       39
     All terms which are defined in the Indenture are used herein as so defined.

Dated:
                                                ................................

                                                ................................
                                                OF NATIONAL RURAL UTILITIES
                                              COOPERATIVE FINANCE CORPORATION

                                             [  ..............................
                                                        Accountant

                                                Signing in respect of items
                                                       1 through 16]

                                           [and certifying that (s)he is
                                           "Independent" as defined in the
                                           Indenture]

                                       40
                         ELIGIBLE COLLATERAL ON DEPOSIT

                      SCHEDULE A TO OFFICERS' CERTIFICATE

                                     DATED

                                                                                         INCREASE
                                                                        ALLOWABLE       (DECREASE)
                                                                         AMOUNT           IN SUCH
                                                         AVERAGE       INCLUDED IN       ALLOWABLE     CURRENT
                                             EQUITY     COVERAGE       CERTIFICATE        AMOUNT      ALLOWABLE
                                 NAME OF    RATIO OF    RATIO OF     LAST PREVIOUSLY     (ITEMS 2       AMOUNT
     ELIGIBLE COLLATERAL          MEMBER     MEMBER      MEMBER      FILED (ITEM 1)       AND 3)       (ITEM 4)
- - ------------------------------   --------   ---------   ---------   -----------------   -----------   ----------
Cash..........................      --         --          --
Permitted Investments
  (Here List).................      --         --          --
Mortgage Notes
  (Here List Notes)...........

[NOTE: The Eligible Collateral, if any, made the basis of the action by the Trustee requested in the application is to be designated by asterisks or otherwise.]

                                       41
                      ELIGIBLE COLLATERAL BEING DEPOSITED

                      SCHEDULE B TO OFFICERS' CERTIFICATE

                                     DATED

                                                       EQUITY       AVERAGE
                                                        RATIO      COVERAGE      ALLOWABLE
                                          NAME OF        OF        RATIO OF        AMOUNT
          ELIGIBLE COLLATERAL              MEMBER      MEMBER       MEMBER        (ITEM 5)
- - ---------------------------------------   --------     -------     ---------     ----------
Cash...................................      --          --           --
Permitted Investments (Here List)......      --          --           --
Mortgage Notes
  (Here List Notes)....................

[NOTE: The Eligible Collateral, if any, made the basis of the action by the Trustee requested in the application is to be designated by asterisks or otherwise.]

     The Trustee shall be under no obligation to recompute, verify, reclassify or recalculate any information supplied to it in any such Certificate.

     If such Certificate is being delivered to the Trustee in connection with the authentication and delivery of Bonds and the aggregate principal amount of Bonds then being applied for plus the aggregate principal amount of Bonds authenticated and delivered since the commencement of the then current calendar year (other than Bonds with respect to which such a Certificate signed by an Independent Accountant has been previously furnished) is 10% or more of the aggregate principal amount of the Bonds at the time Outstanding, the Accountant signing such Certificate shall be an Independent Accountant; provided, however, that such Certificate need not be signed by an Independent Accountant as to dates or periods not covered by annual reports required to be filed by the Company, in the case of any matter which depends upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.

     The Company may include in any Certificate of Available Eligible Collateral any cash, Permitted Investments or Eligible Mortgage Notes without also including any other cash, Permitted Investments or Eligible Mortgage Notes on deposit with the Trustee, and by so doing it shall not lose the right later to file a further Certificate of Available Eligible Collateral including such other cash, Permitted Investments or Eligible Mortgage Notes.

                                       42
          (3) A certificate of an Appraiser, dated not more than 30 days prior to such authentication and delivery, as to the aggregate fair value to the Company as of the date of such Certificate of the Permitted Investments and Eligible Mortgage Notes made the basis for such authentication and delivery of Bonds (namely, those designated as such on Schedule A and/or Schedule B to the Certificate of Available Eligible Collateral provided for in the foregoing paragraph (2)). If the aggregate fair value to the Company of such Permitted Investments and Eligible Mortgage Notes and of all other Permitted Investments and Eligible Mortgage Notes deposited with the Trustee since the commencement of the then current calendar year and made the basis of the authentication and delivery of Bonds, withdrawal of cash or the release of property or securities is 10% or more of the aggregate principal amount of Bonds then Outstanding, such certificate shall be made by an Independent Appraiser and, in case the certificate is being made in connection with the authentication and delivery of Bonds, shall also cover the aggregate fair value to the Company of all other securities deposited with the Trustee since the commencement of the then current calendar year as to which a certificate of an Independent Appraiser shall not previously have been furnished; but the certificate provided for in this paragraph need not be made by an Independent Appraiser if the aggregate fair value to the Company of the Permitted Investments and Eligible Mortgage Notes as set forth in such certificate of an Appraiser is less than $25,000 or less than 1% of the aggregate principal amount of Bonds at the time Outstanding. However, notwithstanding that such certificate of an Appraiser or Independent Appraiser, as the case may be, may show that the aggregate fair value to the Company of such Permitted Investments and Eligible Mortgage Notes is less than the Allowable Amount thereof, subject to Section 10.01 the Trustee shall nevertheless authenticate and deliver Bonds so long as the Allowable Amount of Eligible Collateral thereof exceeds the principal amount of Bonds Outstanding.

          (4) An Opinion of Counsel for the Company dated the date of the authentication and delivery of said Bonds and complying with Section 1.02 substantially to the effect that:

               (i) the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and all conditions precedent provided for in this Indenture (including any

                                       43
          covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of the Bonds applied for have been complied with;

               (ii) the certificate or other evidence specified therein, if any, will be sufficient to show or provide for the compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of the Bonds then applied for;

               (iii) the certificate or other evidence specified therein, if any, will be sufficient to show the authorization, approval or consent of or to the issuance by the Company of the Bonds then applied for, by any Federal, State or other governmental regulatory agency at the time having jurisdiction in the premises;

               (iv) the Company is duly authorized by law and by the terms of this Indenture to issue such Bonds, and the execution, authentication and delivery of such Bonds have been duly authorized by all requisite corporate action on the part of the Company;

               (v) such Bonds, when executed by the Company, authenticated and delivered by the Trustee and issued, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of this Indenture, subject to such matters as shall be specified therein, and will be entitled to the benefits of this Indenture;

               (vi) each Loan Agreement (if any), pursuant to which a Mortgage
          Note included in item 5 of the Certificate of Available Eligible Collateral furnished pursuant to the foregoing paragraph (2) was issued, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company;

               (vii) each Mortgage Note and Permitted Investment included in item 5 of said Certificate of Available Eligible Collateral has been duly endorsed or assigned to the Trustee;

               (viii) each Mortgage securing a Mortgage Note included in item 5 of said Certificate of Available Eligible Collateral complies as

                                       44
              to form with the requirements of this Indenture and the interest of the Company therein (if any) has been duly assigned to the Trustee;

               (ix) a financing statement with respect to said Mortgage Notes and the proceeds of said Mortgage Notes has been properly filed so as to make effective the lien or pledge intended to be created thereby or thereon or stating that no such financing statement is required to be filed, and stating that a financing statement with respect to the assignment of such interest as the Company has in said Mortgages has been properly filed in the jurisdictions where the Company keeps its records and in which its principal place of business is located (but such opinion need not state the legal effect of such latter filing);

               (x) the certificate or other evidence specified therein, if any, will be sufficient to show the authorization, approval or consent of or to the pledge and assignment of said Mortgage Notes and of such interest as the Company has in said Mortgages to the Trustee by any Federal, State or other governmental regulatory agency at the time having jurisdiction in the premises; and

               (xi) the creation, execution, delivery and issuance of the Bonds, the endorsement or assignment to the Trustee of the Mortgage Notes, Permitted Investments and interest in Mortgages referred to above and the execution and delivery of the supplemental indenture, if any, hereinafter referred to in paragraph (8) of this Subsection, will not violate any provision of the charter or by-laws of the Company or, to the knowledge of such counsel, result in the breach of, or constitute a default under, any agreement, indenture or other instrument to which the Company is a party or by which it is bound.

          In the event that any Mortgage Note included in item 5 of the Certificate of Available Eligible Collateral was originally payable to a wholly-owned subsidiary of the Company, said Opinion of Counsel shall state, in lieu of what is required by clause (vi) with reference to such Mortgage Note, that the Loan Agreement (if any) pursuant to which such Mortgage Note was issued has been duly authorized, executed and delivered by such wholly-owned subsidiary and constitutes a valid and binding obligation of such wholly-owned subsidiary, and that the interest of such wholly-owned subsidiary in such Loan Agreement, such Mortgage

                                       45
     Note and the Mortgage securing such Mortgage Note has been duly endorsed or assigned to the Company free and clear of all liens, charges and encumbrances. In addition, the statements required by clauses (ix) and
     (xi) shall include appropriate references to such wholly-owned subsidiary as well as to the Company.

          (5) An Opinion or Opinions of Counsel (or a true copy or copies thereof, certified by the Secretary or an Assistant Secretary of the Company) for each Member a Mortgage Note of which is included in item 5 of said Certificate of Available Eligible Collateral, addressed to the Company, stating in substance that as of the date of such Opinion,

               (i) such Member is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power to execute and deliver such Mortgage Note, the Loan Agreement pursuant to which it was issued (if any) and the Mortgage securing the same, to perform all acts required to be done by it under such Mortgage Note, Loan Agreement (if any) and Mortgage and to own, operate and maintain its properties and operate its business as conducted at the date of such opinion;

               (ii) to the extent reasonably required for the maintenance and operation of its properties and business taken as a whole, such Member has complied with all requirements of the laws of all States in which it operates or does business and holds all certificates, licenses, consents or approvals of governmental authorities required to be obtained on or prior to the date of such Opinion to enable it to engage in the business then transacted by it;

               (iii) such Mortgage Note, Loan Agreement (if any) and Mortgage have been duly authorized, executed and delivered by said Member and constitute the valid and binding obligations of such Member, enforceable against such Member in accordance with their respective terms;

               (iv) the execution and performance by such Member of such Mortgage Note, Loan Agreement (if any) and Mortgage, and the transactions contemplated thereby, will not violate any provisions of law, the Articles of Incorporation or by-laws of such Member, or result in the breach of, or constitute a default under, any agreement,

                                      46
          indenture or other instrument to which such Member is a party, or by which it may be bound, known to such Counsel;

               (v) no authorization from any regulatory body is required in connection with the execution and delivery of such Mortgage Note, Loan Agreement (if any) or Mortgage or that each such authorization so required has been obtained; and

               (vi) such Counsel knows of no litigation pending or threatened against or affecting such Member or its property which, in the opinion of such Counsel (or in the opinion of such Member as evidenced by a certificate of the manager or other responsible officer of such Member annexed to said Opinion), would have a material adverse effect upon the business, operations or financial condition of such Member.

          In giving the Opinions of Counsel specified in paragraphs (4), (5) and
     (8), (i) such Counsel may rely as to matters governed by the law of any particular jurisdiction upon opinions of counsel in any such jurisdiction upon whom they believe they and the Trustee are justified in relying, and, in such event, they shall deliver copies of such opinions to the Trustee,
     (ii) such Counsel may include in any such Opinions customary qualifications, including without limitation qualifications to the effect that (x) any sale or transfer by the Trustee of any of the Pledged Property (other than a transfer into the name of the Trustee or a nominee thereof) may be subject to the provisions of the Securities Act of 1933, other applicable securities laws and regulations promulgated thereunder, and (y) the enforceability of certain of the remedies under the Indenture are subject to equitable requirements of good faith which may render ineffective any consent by the Company to the sale of Pledged Property at private sale, and (iii) insofar as any such Opinion relates to the enforceability of any agreement or instrument, such Counsel may state that the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and that the enforceability thereof may be limited by laws with respect to or affecting the remedies provided for in said agreement or instrument (provided that such laws do not in the opinion of such Counsel make inadequate the remedies afforded thereby for the realization of the benefits provided for in such agreement or instrument).

                                       47
          (6) An Officers' Certificate, dated not more than 10 days prior to the authentication and delivery of said Bonds, stating that, based upon information in the Company's files and (to the extent deemed necessary by the signers) inquiries of the Members,

               (i) no litigation is pending or threatened against or affecting any Member, or the property of any Member, whose Mortgage Notes are included in item 5 of said Certificate of Available Eligible Collateral which would have a material adverse effect upon the business, operations or financial condition of such Member; and

               (ii) since the date of the delivery of the Mortgages securing the Notes referred to in clause (i) above, no transactions have been entered into by the Members issuing said Mortgage Notes which could result in any property of such Members, respectively, becoming subject to any lien or encumbrance other than those contemplated by paragraph 2 under Covenants and Warranties in Schedule I to this Indenture.

          (7) The instruments and certificates and other evidence, if any, specified in the Opinions of Counsel as provided by clauses (ii), (iii) and
     (x) of the foregoing paragraph (4).

          (8) If such Bonds are of a series not theretofore Outstanding, a Board Resolution or supplemental indenture creating or authorizing the creation of such series, together in the latter case with a Board Resolution authorizing the execution and delivery of such supplemental indenture and an Opinion of Counsel stating that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to such matters as may be set forth therein.

          Upon delivery to it of the foregoing instruments the Trustee shall authenticate and deliver such Bonds provided the Certificate delivered pursuant to Section 3.01(b)(2) evidences compliance with the conditions provided for in Section 3.01(a).

                                       48
     SECTION 3.02. Authentication and Delivery of Bonds on Basis of Refunding Outstanding Bonds.

     (a) At any time and from time to time Bonds and coupons, if any, of any series may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee, as directed by Company Order, on the basis of the retirement of Outstanding Bonds at their Stated Maturity or by redemption thereof at the option of the Company.

     (b) Prior to the authentication and delivery of any Bonds pursuant to this Section the Trustee shall be furnished with the following instruments:

          (1) A Board Resolution requesting or authorizing the authentication and delivery of a specified aggregate principal amount of Bonds of a designated series.

          (2) An Officers' Certificate dated not more than 80 days prior to the authentication and delivery of such Bonds, stating

               (a) that specified Bonds in an aggregate principal amount not less than the aggregate principal amount of Bonds the authentication and delivery of which is requested have been paid at their Stated Maturity or defeased pursuant to Article Fourteen or have been or are to be redeemed at the option of the Company;

               (b) that such Bonds have been paid, defeased or redeemed within 60 days prior to the date of such Certificate or are to be paid or redeemed within 90 days after the date of such Certificate pursuant (if to be redeemed) to notice of redemption previously or concurrently mailed to the Holders of the Bonds to be redeemed or pursuant to notice which the Trustee has been irrevocably authorized to mail and money in the necessary amount to pay or redeem such Bonds has therefore been or is concurrently being deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Bonds to be redeemed;

               (c) that none of said Bonds so paid or redeemed or to be paid or redeemed has been or is to be redeemed pursuant to any sinking fund provided for in this Indenture;

                                       49
               (d) that none of said Bonds so paid or redeemed or to be paid or redeemed has previously been made the basis for the authentication and delivery of any Bonds under this Section; and

               (e) that so far as is known to the signers, no Event of Default, and no event which, with notice or lapse of time or both, would result in an Event of Default, has occurred which has not been remedied.

          (3) An Opinion of Counsel covering the applicable matters specified in clauses (i) through (v) and (xi) of paragraph (4) of Section 3.01(b).

          (4) The applicable certificates or other evidence, if any, specified in the Opinion of Counsel pursuant to the foregoing paragraph (3).

          (5) If the Bonds to be authenticated and delivered are of a series not theretofore Outstanding, a Board Resolution or a supplemental indenture creating or authorizing the creation of such series, together in the latter case with a Board Resolution authorizing the execution and delivery of such supplemental indenture and an Opinion of Counsel stating that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     SECTION 3.03. Authentication and Delivery of Bonds on Basis of Cancelling Bonds Not Issued by the Company.

     (a) At any time and from time to time Bonds of any series may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee, as directed by Company Order, in lieu of or in exchange for any Bonds surrendered by the Company for cancellation as provided in Section 2.11, provided such Bonds, although executed, authenticated and delivered, have not been issued by the Company.

     (b) Prior to the authentication and delivery of any Bonds pursuant to this Section the Trustee shall be furnished with the following instruments:

          (1) A Company Order requesting the authentication and delivery of a specified aggregate principal amount of Bonds of a designated series.

          (2) An Officers' Certificate stating

                                       50
               (a) that specified Bonds executed, authenticated and delivered by the Trustee but not issued by the Company, in an aggregate principal amount not less than the aggregate principal amount of Bonds the authentication and delivery of which is requested, have been surrendered for cancellation by the Company pursuant to Section 2.11;

               (b) that none of said Bonds so surrendered for cancellation has previously been made the basis for the authentication and delivery of any Bonds under this Section; and

               (c) that so far as is known to the signers, no Event of Default, and no event which, with notice or lapse of time or both, would result in an Event of Default, has occurred which has not been remedied.

          (3) An Opinion of Counsel covering the applicable matters specified in clauses (i) through (v) and (xi) of paragraph (4) of Section 3.01(b).

          (4) The applicable certificates or other evidence, if any, specified in the Opinion of Counsel pursuant to the foregoing paragraph (3).

          (5) If the Bonds to be authenticated and delivered are of a series not theretofore Outstanding, a Board Resolution or supplemental indenture creating or authorizing the creation of such series, together in the latter case with a Board Resolution authorizing the execution and delivery of such supplemental indenture and an Opinion of Counsel stating that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     SECTION 3.04  Other Authentication and Delivery of Bonds.

     Notwithstanding anything herein to the contrary, at any time and from time to time Bonds of any series may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee, as directed by Company Order and upon delivery of the instruments specified in Subsection (b) of Sections 3.01, 3.02 or 3.03, provided that such instruments shall be delivered prior only to the first issuance of such Bonds of any series, except that a new Certificate of Available Eligible Collateral shall be required if such a certificate dated not more than 90 days prior to such authentication and delivery has not previously been provided to the Trustee.

                                       51
                                  ARTICLE FOUR

                       PROVISIONS AS TO PLEDGED PROPERTY

     SECTION 4.01.  Holding of Pledged Securities.

     All Mortgage Notes, shares of stock and other securities pledged with the Trustee as part of the Pledged Property pursuant to any provision of this Indenture shall be endorsed in blank for transfer or be accompanied by proper instruments of assignment satisfactory to the Trustee, duly executed by any holder thereof other than the Trustee, unless and until an Event of Default shall have occurred and be continuing, in which case the Trustee may (to the extent a register is maintained therefor) cause the same to be registered in its name, as Trustee, or in the name of its nominee; provided that all such securities that may be held in book entry form only shall be at all times held in the name of the Trustee, as such, or its nominee. The Company will delivery promptly to the Trustee all such documents, certificates and opinions as are specified in any instruments delivering, assigning or pledging securities to the Trustee as part of the Pledged Property, in connection with subjection of any securities to the lien of this Indenture to the extent contemplated hereby.

     So long as no Event of Default shall have occurred and be continuing, the Trustee shall take all actions specified in a Company Request for the purposes of maintaining, preserving, renewing or extending the existence of any corporation the stock of which may be Pledged Property, and, for any such purposes, from time to time, may sell, assign or transfer and deliver so many shares of the stock of any such corporation as may be necessary to qualify persons to act as directors of, or in any other official relation to, any such corporation.

     SECTION 4.02.  Disposition of Payments on Pledged Property.

     Unless and until an Event of Default shall have occurred and be continuing, the Company shall be entitled to receive all principal (premium, if any) and interest paid in respect of any Mortgage Note and other indebtedness which may be part of the Pledged Property; and the Company shall also be entitled to receive dividends (except dividends payable in shares of stock of the issuing corporation) out of earnings, income or earned surplus on all shares of stock which may be part of the Pledged Property, and from time to time upon Company Request the Trustee shall deliver to the Company any coupons for such interest then in its possession in order that the Company may receive

                                       52
payment thereof or may cause the same to be cancelled; and on like Company Request the Trustee shall deliver to the Company suitable orders in favor of the Company, or its nominee, for the payment of such principal (premium, if any) and interest and of such dividends, and the Company may collect such coupons, principal (premium, if any) and interest and dividends and the Trustee shall upon Company Request pay over to the Company any such principal (premium, if any) and interest and dividends which may be collected or be received by the Trustee; provided, however, that except as in this Indenture otherwise expressly provided:

          (1) the Company shall not be entitled to collect any stock dividends that may be declared on any shares of capital stock that may be part of the Pledged Property, and in case stock dividends are so declared the certificates therefor shall be endorsed for transfer and delivered to the Trustee; and

          (2) the Company shall not be entitled to collect any dividends on or other distributions in respect of any stock which is at any time part of the Pledged Property which shall in any way be chargeable to or payable out of the capital (including any paid-in or capital surplus or equity of members or patrons of Members) of the corporation issuing the same.

     Subject to the provisions of Section 10.01 hereof, until a Responsible Officer shall have actual notice to the contrary the Trustee shall be entitled to assume that any such dividend (except a dividend payable in shares of the issuing company) is payable out of earnings, income or earned surplus.

     In case any corporation whose shares of stock are part of the Pledged Property shall issue to the holders of such shares rights to purchase any securities or other property, the Company shall be entitled to receive and exercise such rights or sell such rights for cash as in its discretion it shall determine.

     In case default shall be made in the payment of the principal of or interest on any part of the Pledged Property, or in the due performance of any covenant contained in any obligation or instrument evidencing or securing the same, or pursuant to which it is issued, then and in any such case (without prejudice, however, to any right to claim a default under this Indenture or to assert any right consequent upon such default and without prejudice to any right of the Trustee, to exercise any rights to which it may be entitled as such holder), the Trustee, upon Company Request, shall, subject to Section 10.01, cause, or join

                                       53
with other owners of like obligations and as specified therein to cause, proceedings to be instituted and prosecuted to enforce such payment or performance.

     In case any payment or other distribution shall be received by the Company or the Trustee on account of any part of the Pledged Property, which the Company is not entitled to receive under the provisions of this Article, or after an Event of Default shall have occurred and be continuing, then, in any such case, any such payment or other distribution shall be delivered to the Trustee (if not received by it) and held by the Trustee as part of the Pledged Property. For all purposes of this Article Four, the Trustee shall have no obligation to take any action with respect to any Event of Default until a Responsible Officer has actual notice of such Event of Default and the Trustee shall have no liability for any action or inaction taken, suffered or omitted in respect of any Event of Default by it prior to such time as a Responsible Officer has actual notice of such Event of Default or its continuance.

     SECTION 4.03.  Voting; Consents.

     Unless and until an Event of Default shall have occurred and be continuing, the Company shall have the right to vote or give consents or waivers, for all purposes not contrary to Section 7.12 or any other covenants herein contained or otherwise inconsistent with the provisions of this Indenture, upon and in respect of all shares of stock and other securities which are part of the Pledged Property or in respect of any instrument evidencing or securing the same, or pursuant to which it is issued (and with the same force and effect as if such shares or other securities were not part of the Pledged Property), and from time to time, upon Company Request, the Trustee forthwith shall make and deliver, or shall cause to be made and delivered to the Company or to its nominees, such powers of attorney or proxies to vote any shares of stock or other securities which have been transferred into the name of the Trustee or its nominee, or to give consent or waiver in respect thereof, as shall be specified in such Company Request. It is hereby understood that the Trustee is not included within the definition of "mortgagee" in any Mortgage and that, so long as no Event of Default shall have occurred and be continuing, the Trustee shall have no duties or responsibilities with regard to any Mortgage which is part of the Pledged Property or the value of the property subject thereto, except as specifically provided herein, and it shall not be necessary to obtain any consent from the Trustee with regard to any

                                       54
action taken pursuant to any Mortgage or any action omitted to be taken thereunder, in either case by any party thereto. Without limiting the generality of the foregoing, the Company, unless and until any Event of Default shall have occurred and be continuing, shall have the right to consent to the sale or other transfer of any property of the mortgagor under any Mortgage and to execute any release of such property, and the Trustee shall execute any release or consent requested by Company Request to confirm any action taken by the Company pursuant to this Section. In executing any such power of attorney, proxy, release or consent, the Trustee shall be entitled to receive and rely upon an Officers' Certificate and an Opinion of Counsel each stating that the Company was authorized by this Indenture to take the action taken by it and that the execution of such power of attorney, proxy, release or consent is authorized or permitted hereunder.

     The Company covenants that it will not vote any such shares of stock or other securities or give consents or waivers with respect to any such instrument, under any power of attorney or proxy executed and delivered to it under the provisions of this Section for any purpose contrary to or inconsistent with the provisions or purposes of this Indenture.

     SECTION 4.04.  Certain Actions in Case of Judicial Proceedings.

     The Trustee, upon Company Request and as specified therein, shall join in any plan of reorganization in respect of any part of the Pledged Property and may accept new securities, including in that term stock, issued in exchange therefor under such plan.

     In case an Event of Default shall have occurred and be continuing, the Trustee shall be entitled to take such steps without the request or consent of the Company.

     In case all or any part of the property of any Person, all or part of whose outstanding stock, Mortgage Notes, bonds, indebtedness or obligations are part of the Pledged Property, shall be sold at any judicial or other involuntary sale and the Trustee shall receive any portion of the proceeds of such sale accruing on the securities held as part of the Pledged Property (subject, however, to the pledge thereof under any mortgage or other instrument prior in lien to this Indenture if required by the terms of such mortgage or other instrument), and such proceeds shall be held as part of the Pledged Property.

                                       55
     SECTION 4.05.  Renewal; Extension; Substitution

     Unless and until an Event of Default shall have occurred and be continuing, the Company may at any time renew or extend, subject to the continuing lien of this Indenture, any Mortgage Notes, bonds, obligations or indebtedness forming part of the Pledged Property upon any terms or may accept in place of and in substitution for any such Mortgage Notes, bonds, obligations or indebtedness, other Mortgage Notes, bonds, obligations or indebtedness of the same issuer or of any successor thereto for at least the same unpaid principal amounts and at any rate of interest, and, in case of Mortgage Notes, secured by a Mortgage covering substantially the same property and having substantially the same terms, all as evidenced by an Officers' Certificate delivered to the Trustee; provided, however, that in case of any substitution, Mortgage Notes, bonds, obligations or indebtedness substituted as aforesaid shall be subject to the lien of this Indenture as part of the Pledged Property and be held in the same manner as those for which they shall be substituted and in the case of each substituted Mortgage Note the Company shall deliver to the Trustee an Opinion or Opinions of Counsel (or a true copy or copies thereof, certified by the Secretary or an Assistant Secretary of the Company) complying with paragraphs
(vii), (viii), (ix) and (x) of Section 3.01(b)(4) and paragraphs (iii), (iv) and
(v) of Section 3.01(b)(5) omitting any statements concerning the Mortgage securing such Mortgage Note if the Mortgage Note substituted for was secured by the same Mortgage which shall not have been amended or supplemented since the pledge of the Mortgage Note substituted for, provided that the Opinion of Counsel complying with said paragraphs Section 3.01(b)(5) shall state that no amendment or supplement to said Mortgage or any additional recording or filing thereof is required in order to cause said substituted Mortgage Note to be secured by said Mortgage to the same extent as the Mortgage Note substituted for.

     So long as no Event of Default shall have occurred and be continuing, the Trustee, upon Company Request stating that no such Event of Default shall have occurred and be continuing, shall execute such consent to any such renewal, extension or substitution as shall be specified in such Company Request and in doing so the Trustee is entitled to receive and rely upon an Officers' Certificate and an Opinion of Counsel to the effect that the execution of such consent is authorized or permitted by this Indenture.

                                       56
     SECTION 4.06.  Certain Rights in Respect of Stock.

     Unless and until an Event of Default shall have occurred and be continuing, the Company shall have the right to vote or give consent, in respect of all or any part of the shares of stock of any corporation at the time forming part of the Pledged Property and having a par value, to the change thereof into shares having a higher or lower par value per share, or into shares having no par value, or shares having no par value into shares having a par value, and may consent at any time that the shares of stock of any corporation at the time forming part of the Pledged Property may be classified or reclassified in any manner permitted by law; provided, however, that all of such stock forming part of the Pledged Property shall be and remain fully paid and all new shares substituted shall be subject to the lien of this Indenture as part of the Pledged Property and be held in the same manner as those for which they were substituted.

     Unless and until an Event of Default shall have occurred and be continuing, the Company shall have the right to vote and give consent or waiver in respect of the increase or reduction of the capital stock or the dissolution of any corporation, shares of the stock of which form part of the Pledged Property, if the Board of Directors determines (as evidenced by a Board Resolution) that such increase or reduction or dissolution is desirable and not detrimental to the interest of the Bondholders, subject to the provisions of Section 4.02 hereof with respect to dividends in such cases being paid to the Trustee.

     SECTION 4.07.  Consolidation, Merger, etc., of Issuing Corporations.

     Nothing contained in this Indenture shall prevent or restrict:

          (1) any corporation all or any part of whose capital stock or other securities may be part of the Pledged Property from consolidating with or merging into, or conveying in any manner all or any part of its assets to any other corporation, whether or not affiliated with such other corporation, provided that any capital stock of such other corporation which is issued for or in lieu of stock which is part of the Pledged Property shall become part of the Pledged Property and any such other securities shall continue to be part of the Pledged Property;

          (2) any corporation, all or any part of whose capital stock or other securities may be part of the Pledged Property, from merging into itself, or taking a conveyance of, all or any part of the property of any other corporation, whether or not affiliated with such other corporation, provided

                                       57
          that capital or other securities shall continue to be part of the Pledged Property; or

          (3) any corporation, all or any part of whose capital stock or other securities may be part of the Pledged Property, whether or not affiliated with the Company, from consolidating with or merging into, or conveying in any manner all or any part of its assets to, the Company, subject, however, to the provisions of Article Twelve;

provided, however, that in each such case if such corporation has issued a Mortgage Note which is part of the Pledged Property, the terms of such merger, consolidation or conveyance shall comply with the requirements of the Mortgage securing said Mortgage Note.

     SECTION 4.08.  Certain Voting and Other Powers of the Trustee.

     The Trustee shall vote or permit to be voted any shares of stock forming part of the Pledged Property and take other actions to effect the purposes of Sections 4.06 and 4.07; and, in connection with any transaction authorized thereby, the Trustee shall make or permit any necessary exchange, cancellation, substitution or surrender of bonds, obligations, indebtedness or stocks, or shall transfer, in whole or in part, into the name of the Company or, of the nominee or nominees of the Company, any shares of any corporation about to be merged or consolidated. So long as no Event of Default shall have occurred and be continuing, such action shall be taken only upon Company Request.

     In connection with any such exchange, cancellation, substitution, surrender or release of bonds, obligations, indebtedness or stocks, in accordance with the provisions of Section 4.06 or 4.07, the Trustee shall be entitled to receive and rely upon an Officers' Certificate as to any matters pertinent to any action taken or contemplated in connection therewith and also an Opinion of Counsel as to the legality and validity of any such action and to the effect that such action is authorized or permitted hereunder.

     SECTION 4.09.  Rights of Trustee and Company After Event of Default.

     Whenever in this Article it is provided that any right in respect of any part of the Pledged Property or in any obligation evidencing or securing the same or pursuant to which it is issued may be exercised by the Company only until an Event of Default or other default shall have occurred and be continuing, such right, nevertheless, shall be exercised by the Company for the benefit of the

                                       58
Bondholders in case such an Event of Default or other default shall have occurred and be continuing, except to the extent, if any, that the Trustee shall in writing to the Company limit such exercise.

                                  ARTICLE FIVE

              APPLICATION OF MONEYS INCLUDED IN PLEDGED PROPERTY;
                             PERMITTED INVESTMENTS

     SECTION 5.01.  Cash Held by Trustee Treated as a Deposit.

     Any and all cash held by the Trustee under any provision of this Indenture may be treated by the Trustee, until required to be paid out pursuant hereto, as a deposit, in trust, without any liability for interest. Nevertheless, at the election of the Company evidenced by a Company Request, any and all such money, in whole or in part, shall, from time to time (unless an Event of Default shall have occurred and shall be continuing), be deposited by the Trustee, in its corporate name as Trustee, with such other depositary or depositaries as shall be designated pursuant to such Company Request, to be held at all times subject to withdrawal by the Trustee when required for the purposes of this Indenture or when requested by a Company Request. Every such depositary shall be a bank or trust company within the continental United States and having a capital and surplus aggregating at least $100,000,000 (determined from its most recent report of condition, if it publishes such reports at least annually pursuant to law or the requirements of Federal or State examining or supervisory authority). All sums deposited with any such depositary shall nevertheless for all purposes of this Indenture be deemed to be held by and deposited with the Trustee. The Trustee shall have no liability for the loss of any sums so deposited with any such depositary, but the Company shall be obligated to promptly make up any such loss. Such depositary shall not be under any obligation to see to the application of any sums withdrawn from it or to inquire into the authority of the Trustee to make any such withdrawal.

     SECTION 5.02.  Use of Moneys for Payment, Redemption or Purchase of Bonds.

     Subject to the provisions of Section 5.04, any moneys held by the Trustee as part of the Pledged Property (other than moneys at the time held for any payment on particular Bonds) shall, upon Company Request from time to time,

                                       59
such request to be accompanied by an Officer's Certificate stating that the Allowable Amount of Eligible Collateral on deposit with the Trustee will exceed the principal amount of Bonds Outstanding after giving effect to the action requested,

          (1) be applied by the Trustee to the redemption of Bonds then Outstanding of any one or more series specified in such Company Request, including the redemption of any Bonds for any sinking or analogous fund established for Bonds of any series, or to the payment of any Bonds at Maturity; or

          (2) be applied by the Trustee to the purchase of Bonds then Outstanding of any one or more series specified in such Company Request, upon tender or in the open market or at a private sale or upon any securities exchange or in any one or more of said ways specified in such Company Request; provided, however, that no Bond shall be purchased at a price (excluding brokerage fees) exceeding the lower of the principal amount thereof and accrued interest thereon or the maximum price (excluding brokerage fees) stated in such Company Request.

     Whenever the Trustee shall purchase Bonds under the foregoing paragraph
(2), the Company shall promptly reimburse the Trustee for all brokerage fees and all interest on such Bonds to the date of purchase, and any moneys so reimbursed shall thereafter be held as part of the Pledged Property.

     SECTION 5.03.  Investment of Moneys by Trustee.

     Any moneys held by the Trustee as part of the Pledged Property (other than moneys held for the payment of principal of or premium (if any) or interest on particular Bonds at Maturity except as specifically provided herein) shall, upon Company Request and as stated therein, be invested or reinvested by the Trustee until required to be paid out by the Trustee as provided in this Indenture, in any one or more of the following (herein called "Permitted Investments"):

          (1) obligations of or guaranteed by the United States of America or any agency thereof for which the full faith and credit of the obligor shall be pledged and which shall mature (except in the case of obligations guaranteed by REA) not more than 2 years after the purchase thereof;

                                       60
          (2) obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than 2 years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

          (3) certificates of deposit issued by, or time deposits of, any bank or trust company (including the Trustee) organized under the laws of the United States of America or any State thereof having capital and surplus of not less than $500,000,000 (determined from its most recent report of condition, if it publishes such reports at least annually pursuant to law or the requirements of Federal or State examining or supervisory authority) and maturing not more than 2 years after the purchase thereof; and

          (4) commercial paper of bank holding companies or of other issuers (excluding the Company) generally rated in the highest category by at least two nationally recognized statistical rating organizations and maturing not more than one year after the purchase thereof.

Unless an Event of Default shall have occurred and be continuing, any interest received by the Trustee on any such investments which shall exceed the amount of accrued interest, if any, paid by the Trustee on the purchase thereof, and any profit which may be realized from any sale, redemption or maturity of such investments, shall be paid to the Company. Such investments shall be held by the Trustee as a part of the Pledged Property, but upon Company Request the Trustee shall sell all or any designated part of the same, and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the investments so sold. In case the net proceeds realized upon any sale, redemption or maturity shall amount to less than the purchase price paid by the Trustee in the purchase of the investments so sold, the Trustee shall notify the Company in writing thereof, and the Company shall pay to the Trustee the amount of the difference between such purchase price and the amount so realized, and the amount so paid shall be held by the Trustee in like manner and subject to the same conditions as the proceeds realized upon such sale. The Company will reimburse the Trustee for any brokerage commissions or other expenses incurred by the Trustee in connection with the purchase or sale of such investments. The Trustee may aggregate such costs and expenses of and such receipts from such investments on a monthly basis (or such other periodic

                                       61
basis as the Company and the Trustee may agree in writing from time to time) so as to net each against the other during such period and pay to the Company amounts due to it or notify the Company of amounts due from it on a net basis for such period.

     The Company may at any time deposit with the Trustee Permitted Investments to be held by the Trustee as part of the Pledged Property, provided that no such Permitted Investment shall be subject to any reservation, limitation or condition referred to in granting clause second.

     SECTION 5.04.  Trustee to Retain Moneys if Event of Default Exists.

     If an Event of Default shall have occurred and be continuing to the actual knowledge of a Responsible Officer, moneys held by the Trustee as a part of the Pledged Property shall not be paid over to the Company or upon Company Request except pursuant to Section 9.13.

                                  ARTICLE SIX

                            WITHDRAWAL OF COLLATERAL

     SECTION 6.01.  Withdrawal of Collateral.

     (a) Unless and until an Event of Default shall have occurred and be continuing, any part of the Pledged Property may be withdrawn by the Company and shall be delivered by the Trustee upon Company Order at any time and from time to time, whenever the Allowable Amount of Eligible Collateral remaining after such withdrawal shall at least equal the aggregate principal amount of Bonds to be Outstanding after such withdrawal, as shown by the Certificate of Available Eligible Collateral furnished to the Trustee pursuant to Subsection (b)(1) of this Section.

     (b) Prior to any such withdrawal the Trustee shall be furnished with the following instruments:

          (1) a Certificate of Available Eligible Collateral, dated not more than 30 days prior to such withdrawal, showing that immediately after such withdrawal the requirements of Subsection (a) of this Section and Subsections (a)(2) and (3) of Section 3.01 will be satisfied;

                                       62
          (2) a certificate of an Appraiser (or Independent Appraiser), dated not more than 30 days prior to such withdrawal, as specified in Subsection
     (b)(3) of Section 3.01, as to the aggregate fair value to the Company as of the date of such certificate of the Permitted Investments and Eligible Mortgage Notes made the basis for such withdrawal (namely, those designated as such on Schedule A and/or Schedule B to the Certificate of Available Eligible Collateral provided for in the foregoing paragraph (1)) (although notwithstanding that such Certificate may show that the aggregate fair value to the Company of such Permitted Investments and Eligible Mortgage Notes is less than the Allowable Amount thereof, subject to Section 10.01, the Trustee shall nevertheless permit such withdrawal if the Allowable Amount of remaining Eligible Collateral will exceed the amount of Bonds Outstanding after such withdrawal);

          (3) an Opinion of Counsel as specified in Subsection (b)(4) of Section 3.01, dated not more than 30 days prior to such withdrawal, omitting therefrom the statements required by clauses (i) through (v) of said Subsection (b)(4) but stating that all conditions precedent provided for in this Indenture (including any covenants, compliance with which constitutes a condition precedent) which relate to such withdrawal and to the Trustee's execution and delivery of any instruments of transfer and assignment in connection therewith have been complied with;

          (4) an Opinion or Opinions of Counsel (or a true copy or copies thereof, certified by the Secretary or an Assistant Secretary of the Company) for each Member a Mortgage Note of whom is included in item 5 of said Certificate of Available Eligible Collateral (or a confirmation of an Opinion previously given), complying with the provisions of Subsection
     (b)(5) of Section 3.01;

          (5) an Officers' Certificate, dated not more than 10 days prior to such withdrawal, complying with the provisions of Subsection (b)(6) of
     Section 3.01 and certifying that so far as is known to the signers no Event of Default has occurred which has not been remedied; and

          (6) the instruments and certificates and other evidence specified in Subsection (b)(7) of Section 3.01 (to the extent applicable).

                                       63
     Upon any such withdrawal, the Trustee shall execute any instruments of transfer or assignment specified in a Company Request as necessary to vest in the Company any part of the Pledged Property withdrawn.

     Prior to such delivery by the Trustee, the Trustee shall be furnished with the certificate of an Appraiser as to the fair value of any part of the Pledged Property to be withdrawn, which certificate shall state that in the opinion of such Appraiser the proposed withdrawal will not impair the security under this Indenture in contravention of the provisions hereof. Such certificate shall be made by an Independent Appraiser if the fair value of such part of the Pledged Property and of all other Pledged Property released since the commencement of the then current calendar year, as set forth in the certificates required by this Section, is 10% or more of the aggregate principal amount of the Bonds at the time outstanding; but such a certificate of an Independent Appraiser shall not be required in the case of any withdrawal of any part of the Pledged Property if the fair value thereof as set forth in the certificate required by this Section is less than $25,000 or less than 1% of the aggregate principal amount of the Bonds at the time outstanding. However, notwithstanding that such certificate of an Appraiser or Independent Appraiser, as the case may be, may show that the fair value of such Permitted Investments, Mortgage Notes or other securities is more than the Allowable Amount thereof, subject to Section 10.01 the Trustee shall nevertheless permit such withdrawal if the Allowable Amount of Eligible Collateral remaining after such withdrawal will exceed the amount of Bonds Outstanding.

     In case an Event of Default shall have occurred and be continuing, the Company shall not withdraw any part of the Pledged Property except that, notwithstanding Section 4.05, any Mortgage Notes (and the Mortgages securing such Mortgage Notes) may be withdrawn upon the deposit with the Trustee of an Allowable Amount of cash and/or Permitted Investments at least equal to the Allowable Amount (at the time of such withdrawal) of the Mortgage Notes so withdrawn and the delivery to the Trustee of the instruments referred to in Subsections (b)(1) and (2) of this Section and a Company Request. The Trustee shall have no liability in respect of any withdrawal made when an Event of Default shall have occurred and be continuing unless a Responsible Officer has actual notice of such Event of Default and its continuance.

                                       64
     SECTION 6.02.  Reassignment of Mortgage Notes upon Payment.

     Upon receipt of

          (1) an Officers' Certificate stating that all payments of principal, premium (if any) and interest have been made upon any Mortgage Note held by the Trustee other than payment of an amount (if any) specified in said certificate required fully to discharge all obligations on said Mortgage Note, and

          (2) cash in the amount (if any) so specified fully to discharge said Mortgage Note,

the Trustee shall deliver to the Company upon Company Request said Mortgage Note, together with the Mortgage securing such Mortgage Note and any instrument of transfer or assignment necessary to reassign to the Company said Mortgage Note and the interest of the Company in the Mortgage specified in such Company Request.

                                 ARTICLE SEVEN

                      PARTICULAR COVENANTS OF THE COMPANY

     SECTION 7.01.  Payment of Principal, Premium and Interest.

     The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Bonds in accordance with the terms of the Bonds, the coupons appertaining thereto, if any, and this Indenture. Any interest due on Bearer Bonds on or before Maturity, other than premiums, if any, shall be payable only upon presentation and surrender of the several coupons for such interest Instalments as are evidenced thereby as they severally mature.

     SECTION 7.02.  Maintenance of Offices or Agencies.

     The Company will maintain (1) in the Borough of Manhattan, The City of New York, an office or agency where Registered Bonds may be presented or surrendered for payment, where Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Bonds and coupons and this Indenture may be served, and (2) outside of the United States an office or agency where Bearer Bonds and coupons may be presented and surrendered for payment.

                                       65
     The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     SECTION 7.03.  Money for Bond Payments to be Held in Trust.

     If the Company shall at any time act as its own Paying Agent for any series of Bonds and any coupons appertaining thereto, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Bonds of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing of its action or failure so to act.

     All moneys deposited with the Trustee or with any Paying Agent for the purpose of paying the principal of or premium or interest on Bonds shall be deposited and held in trust for the benefit of the Holders entitled to such principal, premium or interest, subject to the provisions of this Section. Moneys so deposited and held in trust shall not be part of the Pledged Property but shall constitute a separate trust fund for the benefit of the Holders entitled to such principal, premium or interest.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Bonds in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Bonds or coupons) in the making of any such payment of principal (and premium, if any) or interest; and

                                       66
          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Bond and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Bond or relevant coupon shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment of such Bond, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 7.04.  Maintenance of Corporate Existence.

     Subject to the provisions of Article Twelve, the Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in this Indenture; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine (as evidenced by a Board Resolution) that the preservation thereof is no longer desirable in the conduct of the business of the

                                       67
Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Bonds or any coupons.

     SECTION 7.05. Maintenance of Books of Record and Account; Financial Statements of Company and Members.

     The Company will keep proper books of record and account in which full and correct entries will be made of its transactions in accordance with generally accepted accounting principles.

     The Company will deliver to the Trustee within 120 days after the expiration of each fiscal year of the Company, an operating statement for such fiscal year and a balance sheet of the Company as of the last day of such fiscal year. Such operating statements and balance sheets shall set forth in reasonable detail the results of operations and the financial condition of the Company and shall be accompanied by the report of the Independent Accountants who have audited the books of the Company for such fiscal year.

     The Company will cause to be furnished to it, within 120 days after the expiration of each calendar year, similar financial statements of each such Member whose Mortgage Notes are then pledged hereunder, which shall be prepared in accordance with the Uniform System of Accounts prescribed by REA for such year (unless such Member is not required to maintain its accounts in accordance with such Uniform System of Accounts), together with the latest similar financial statements of such Member which have been audited (if not previously furnished) by the Independent Accountants who have audited said statements. The Company will also cause each such Member to furnish to it any additional financial information as may be required at any time to enable a computation to be made of the Equity Ratio and the Average Coverage Ratio of such Member, accompanied by a certificate of an Accountant as to the correctness of such financial information.

     SECTION 7.06.  Warranty of Title and Authority to Pledge.

     The Company warrants that, at the date of the subjection to the lien hereof, it owns and is possessed of all the Pledged Property pledged by it hereunder free and clear of all mortgages, pledges, liens, charges and encumbrances, except the lien of this Indenture and any liens referred to in the second granting clause hereof, and that it has full power and lawful authority to pledge, assign, transfer and deliver such Pledged Property in the manner and form aforesaid or to cause

                                       68
such Pledged Property so to be pledged, assigned, transferred and delivered. Any Mortgage Note pledged hereunder will, at the time of delivery to the Trustee, be a genuine and validly outstanding Mortgage Note of the Member issuing the same, according to the tenor and purport thereof. The Company hereby does and will forever warrant and defend the title of the Trustee to Pledged Property pledged by the Company for the benefit of the Holders for the time being of the Bonds and coupons appertaining thereto, if any, against the lawful claims and demands of all persons whomsoever.

     SECTION 7.07.  Protection of Title; Payment of Taxes; Liens, etc.

     The Company will:

          (1) duly and promptly pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, governmental and other charges lawfully levied, assessed or imposed upon or against any of the Pledged Property, including the income or profits therefrom and the interests of the Trustee and Bondholders in such Pledged Property;

          (2) duly observe and conform to all valid requirements of any governmental authority imposed upon the Company relative to any of the Pledged Property, and all covenants, terms and conditions under or upon which any part thereof is held;

          (3) cause to be paid and discharged all lawful claims (including, without limitation, income taxes) which, if unpaid, might become a lien or charge upon Pledged Property; and

          (4) do all things and take all actions necessary to keep the lien of this Indenture a first and prior lien upon the Pledged Property and protect its title to the Pledged Property against loss by reason of any foreclosure or other proceeding to enforce any lien prior to or pari passu with the lien of this Indenture.

     Nothing contained in this Section shall require the payment of any such tax, assessment, claim, lien or charge or the compliance with any such requirement so long as the validity, application or amount thereof shall be contested in good faith; provided, however, that the Company shall have set aside on its books such reserves (segregated to the extent required by generally accepted accounting principles) as shall be deemed adequate with respect

                                       69
thereto as determined by the Board of Directors as evidenced by a Board Resolution.

     SECTION 7.08.  Recordation; Opinions of Counsel.

     The Company will cause this Indenture, all financing and continuation statements with respect thereto and all supplemental indentures to be kept recorded and filed in such manner and in such places, if any, as may in the opinion of counsel for the Company be required by law in order to preserve and protect the rights of the Holders of Bonds and any coupons and the Company and will pay all taxes and fees incidental thereto. The Company will furnish to the
Trustee:

          (1) promptly after the execution and delivery of this Indenture and the execution and delivery of each supplemental indenture, an Opinion of Counsel,

               (i) that in the opinion of such Counsel this Indenture and such supplemental indenture, as the case may be, have been properly recorded and filed so as to make effective the lien intended to be created hereby and thereby, and reciting the details of such action, or that in the opinion of such Counsel no such action is necessary to make effective such lien, and

               (ii) that any other action required to be taken so as to make such lien so effective has been taken, and reciting the details of such action, or that in the opinion of such Counsel no such other action is necessary to make such lien so effective; and

          (2) on May 15, 1995 and each May 15 thereafter, so long as any Bonds are outstanding, an Opinion of Counsel either stating that in the opinion of such Counsel such action has been taken with respect to the recording, filing, re-recording, and re-filing of this Indenture as is necessary to maintain the lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such Counsel no such action is necessary to maintain such lien.

     The Company will also cause each Mortgage pledged with the Trustee to be kept, recorded and filed in such manner and in such places as may in the opinion of counsel for the Company or such Member be required by law in order to protect and preserve the rights of the Company, and on or before May 15 of each

                                       70
year, commencing with 1995, will furnish to the Trustee an Opinion or Opinions of Counsel (which may be based on opinions of local counsel accompanying said Opinion, certificates of officers of Members as to factual matters and such other information deemed by such Counsel to be reliable) stating that such action has been taken with respect to the recording, filing, re-recording and re-filing of each Mortgage securing a Mortgage Note certified in the most recent Certificate of Available Eligible Collateral and still held by the Trustee as part of the Pledged Property as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien. Nothing herein shall be deemed to create any obligation on the part of the Company or the Trustee (subject to Section 10.01) to take any further recording or filing steps with respect to the rights of the Trustee in or to the Mortgages, including any recording or filing of the assignment to the Trustee of any Mortgage, except that the Company shall be obligated to file a financing statement with respect to the assignment of its interest in each Mortgage pledged with the Trustee in the jurisdictions in which the Company keeps its records and in which its principal place of business is located. The Opinion or Opinions of Counsel hereinabove referred to in this paragraph shall be accompanied by an Officers' Certificate stating that no instrument of satisfaction of any Mortgage which is then part of the Pledged Property with the Trustee has been executed by the Company.

     SECTION 7.09.  Further Assurances.

     The Company will execute and deliver, or cause to be executed and delivered, all such additional instruments and do, or cause to be done, all such additional acts as (a) may be necessary or proper, consistently with the Granting Clauses hereof, to carry out the purposes of this Indenture and to make subject to the lien hereof any property intended so to be subject, or (b) may be necessary or proper to transfer to any successor trustee the estate, powers, instruments and funds held in trust hereunder and to confirm the lien of this Indenture with respect to any series of Bonds. The Company will also cause to be filed, registered or recorded any instruments of conveyance, transfer, assignment or further assurance in all offices in which such filing, registering or recording is necessary to the validity thereof or to give notice thereof.

                                       71
     SECTION 7.10.  Advances by Trustee.

     If the Company shall fail to perform any of its covenants contained in this Indenture, the Trustee may (but shall not be obligated to) make advances to perform the same on behalf of the Company, and the Company will repay upon demand all sums so advanced, with interest after demand at the highest rate of interest borne by any Bond then Outstanding. All sums so advanced, with interest as aforesaid, shall be secured by this Indenture and have priority to the indebtedness evidenced by the Bonds. No such advance shall be deemed to relieve the Company from any default or Event of Default hereunder.

     SECTION 7.11.  Restriction on Indebtedness.

     The Company will not incur any Superior Indebtedness, or make any optional prepayment on any Capital Term Certificate, if, after giving effect thereto, (x) on the date of such incurrence or making of optional prepayment (the determination date) the aggregate principal amount of Superior Indebtedness then outstanding, less a principal amount of Superior Indebtedness equal to the principal amount of Government or Government Insured Obligations held by the Company (whether or not pledged with the Trustee), exceeds 20 times the sum of
(i) the aggregate principal amount of Capital Term Certificates outstanding on the determination date and (ii) the aggregate amount of Members' equity in the Company, other than Capital Term Certificates, on the determination date or (y) on any given future date the aggregate principal amount of Superior Indebtedness outstanding on the determination date which will remain outstanding on such given future date, less a principal amount of Superior Indebtedness equal to the principal amount of Government or Government Insured Obligations held by the Company on the determination date which will remain outstanding on such given future date, will exceed 20 times the sum of (i) the aggregate principal amount of Capital Term Certificates outstanding on the determination date which will remain outstanding on such given future date and (ii) the aggregate amount of Members' equity in the Company, other than Capital Term Certificates, on the determination date. The respective principal amounts of Superior Indebtedness, Capital Term Certificates and Government or Government Insured Obligations to be outstanding on such given future date shall be determined after giving effect to mandatory sinking fund payments, other mandatory prepayments and serial and other maturity payments required to be made on or prior to said given future

                                       72
date by the terms of such Superior Indebtedness, Capital Term Certificates and Government or Government Insured Obligations or any indenture or other instrument pursuant to which they are respectively issued. For the purposes of this Section "Government or Government Insured Obligations" shall mean (A) obligations of the United States of America or any agency thereof issued to promote the purposes of the Rural Electrification Act of 1936, as from time to time in effect, or any similar Act hereafter enacted by the Congress of the United States of America and (B) obligations of Members which are guaranteed or insured by the United States of America or any agency thereof.

     SECTION 7.12.  Restriction on Amendment of Certain Instruments.

     The Company will not enter into any agreement providing for, or consent to, any modification, alteration, supplement or amendment of any Mortgage Note or Mortgage, except as provided in this Section, Section 4.05, Section 13.01(b) or
Section 13.02(b) and except that this provision shall not prevent any modification, alteration, supplement or amendment of any Mortgage so long as thereafter such Mortgage will continue to comply with the requirements set forth in Schedule I to this Indenture. To the extent permitted by the preceding sentence, the Company may waive compliance with provisions in said instruments, either before or after the time when such compliance was required, but no such waiver shall extend to or affect such provisions except to the extent expressly waived.

     SECTION 7.13.  Maintenance of Eligible Collateral.

     The Company shall cause the Allowable Amount of Eligible Collateral held by the Trustee as Pledged Property at all times to be not less than 100% of the aggregate principal amount of the Outstanding Bonds.

     On July 1 in each calendar year, beginning with 1994, the Company will deliver to the Trustee a Certificate of Available Eligible Collateral, dated not more than 30 days prior to such delivery, showing that the requirements of the preceding paragraph and Subsections (a)(2) and (3) of Section 3.01 are satisfied; provided, however, that no such Certificate need be delivered to the Trustee on any July 1 if a Certificate of Available Eligible Collateral shall have been delivered in connection with the authentication and delivery of Bonds or the withdrawal of any part of the Pledged Property since the preceding January 1.

                                       73
     SECTION 7.14.  Restriction on Assignments of Mortgage and Loan Agreements.

     Except as specifically provided therein, the Company will not assign, transfer or otherwise dispose of its interest (or any part thereof) in any Mortgage securing any Mortgage Note then held by the Trustee or in any Loan Agreement pursuant to which such Mortgage Note was issued.

     SECTION 7.15.  Statement as to Compliance.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer, as to his or her knowledge of the Company's compliance with all the conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture).

     The Company will promptly deliver to the Trustee an Officers' Certificate specifying the nature, status and period of existence of any Event of Default or any event which with notice or lapse of time would become an Event of Default.

     SECTION 7.16  Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 7.04, 7.07(1), (2) and (3), 7.11, 7.12, 7.13
and 7.14, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Bonds at the time Outstanding shall, by Act of such Bondholders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

                                       74
                                 ARTICLE EIGHT

                              REDEMPTION OF BONDS

     SECTION 8.01.  Right of Redemption.

     The Bonds of each series shall be redeemable as set forth in or pursuant to the supplemental indenture or Board Resolution creating such series.

     SECTION 8.02.  Applicability of Article.

     Redemption of Bonds at the election of the Company or otherwise, as permitted or required by any provision of this Indenture or any supplemental indenture, shall be made in accordance with such provision and this Article.

     SECTION 8.03.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Bonds shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Bonds of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Bonds of such series to be redeemed.

     SECTION 8.04.  Selection by Trustee of Bonds to be Redeemed.

     If less than all the Bonds of any series are to be redeemed, the particular Bonds to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Bonds of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Bonds of a denomination larger than $1,000. The portions of the principal of Bonds so selected for partial redemption shall be equal to $1,000 or the smallest authorized denomination of the Bonds of such series, whichever is greater, or a multiple thereof.

     The Trustee shall promptly notify the Company in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any

                                       75
Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

     SECTION 8.05.  Notice of Redemption.

     Notice of redemption shall be given in the manner provided in Section 1.06
(i) to Holders of Registered Bonds to be redeemed, once not less than 30 nor more than 60 days prior to the Redemption Date; and (ii) to Holders of Bearer Bonds to be redeemed, once not less than 30 nor more than 60 days prior to the Redemption Date.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price and accrued interest, if any,

          (3) If less than all Outstanding Bonds of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed,

          (4) that on the Redemption Date the Redemption Price and accrued interest, if any, will become due and payable upon each such Bond, and that interest thereon shall cease to accrue from and after said date, and

          (5) the place where such Bonds, together in the case of Bearer Bonds with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, which shall be the office or agency of the Company in the Place of Payment for the Bonds of the series being redeemed.

     Notice of redemption of Bonds to be redeemed shall be given by the Company or, upon a Company Request, by the Trustee in the name and at the expense of the Company.

     SECTION 8.06.  Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 7.03) an amount of money sufficient to pay the Redemption Price and accrued interest, if any, of all the Bonds which are to be redeemed on that date.

                                       76
     SECTION 8.07.  Bonds Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Bonds so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and accrued interest, if any, therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and such accrued interest) such Bonds shall cease to bear interest and the coupons for such interest appertaining to any Bearer Bonds so to be redeemed, except to the extent provided below, shall be void. Upon surrender of such Bonds for redemption, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, in accordance with said notice, such Bonds shall be paid by the Company at the Redemption Price and accrued interest, if any, exclusive, however, of instalments of interest maturing on the Redemption Date payment of which shall have been made or duly provided for to the Holders of such Bonds registered as such on the relevant Record Dates, or otherwise, according to their terms and the provisions of Section 2.09 ; provided, however, that instalments of interest on Bearer Bonds with a Stated Maturity on or before the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest at an office or agency located outside the United States.

     If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Bond.

     If any Bearer Bond surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them harmless. If thereafter the Holder of such Bearer Bond shall surrender to any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount to be deducted; provided, however, that interest represented by coupons shall be payable only as provided in Section 7.02.

     SECTION 8.08.  Bonds Redeemed in Part.

     Any Registered Bond of any series which is to be redeemed only in part shall be surrendered at the Place of Payment for Bonds of such series (with, if

                                       77
the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond a new Registered Bond or Bonds of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered; provided, that if a Global Bond is so surrendered, such new Bond so issued shall be a new Global Bond in a denomination equal to the unredeemed portion of the principal of the Global Bond so surrendered.

                                  ARTICLE NINE

                                    REMEDIES

     SECTION 9.01.  Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to a judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Bond when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Bond at its Maturity; or

          (3) default in the making of any sinking fund payment provided for, with respect of Bonds of any series, in or pursuant to any supplemental indenture; or

          (4) default in the performance, or breach, of any covenant of the Company contained in Section 7.11, 7.12, 7.13 or 7.14 and continuance of such default or breach for a period of 60 days after such default has become known to an officer of the Company; or

          (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or

                                      78
     warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered
     or certified mail, to the Company by the Trustee or to     the Company and
     the Trustee by the Holders of at least     25% in principal amount of the
     Outstanding Bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable Federal or State law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable Federal or State law or law of the District of Columbia, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     Upon receipt by the Trustee of any Notice of Default pursuant to this
Section 9.01, (i) with respect to Bonds of a series all or part of which is represented by a Global Bond or Bonds, the Trustee shall establish a record date, which record date shall be at the close of business on the day the Trustee receives such Notice of Default, and (ii) with respect to any other series of Bonds issued hereunder, the Trustee may, but shall not be obligated to, establish

                                       79
a record date, in each case for the purpose of determining Holders of Outstanding Bonds of such series entitled to join in such Notice of Default. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless Holders of at least the requisite principal amount (which amount is 25% in the case of subclause (5) of this Section) of the Outstanding Bonds of such series, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default and the Act of Holders, or their proxies, joining in such Notice of Default shall automatically and without further action by any Holders be cancelled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving,
(i) after expiration of such 90-day period, a new Notice of Default to the same effect as that cancelled pursuant to the proviso to the preceding sentence, or
(ii) during any such 90-day period in respect of any Notice of Default with respect to a prospective Event of Default with respect to Bonds of such series, an additional Notice of Default with respect to any other prospective Event of Default (other than a prospective Event of Default as to which such a 90-day period has not expired) with respect to Bonds of such series, in either of which events a new record date shall or may, as the case may be, be established pursuant to the provisions of this Section 9.01 in respect of such new or additional Notice of Default.

     SECTION 9.02.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Bonds Outstanding may declare the principal of all the Bonds to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Bondholders), and upon any such declaration such principal shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided and before any sale of the Pledged Property, or any part thereof, shall have been made pursuant to any power of sale as hereinafter in this Article provided, the Holders of a majority in principal amount of the Bonds Outstanding, by written notice, to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                                       80
          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue instalments of interest on all Bonds,

               (B) the principal of (and premium, if any, on) any Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the respective rates borne by the Bonds,

               (C) to the extent that payment of such interest is lawful, interest upon overdue instalments of interest at the respective rates borne by the Bonds, and

               (D) all sums due to the Trustee pursuant to Section 10.07;

     and

          (2) all Events of Default, other than the non-payment of the principal of Bonds which have become due solely by such acceleration, have been cured or waived as provided in Section 7.16 or 9.09.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Trustee of any written notice declaring such an acceleration, or rescission and annulment thereof, (i) with respect to Bonds of a series all or part of which is represented by a Global Bond or Bonds, the Trustee shall establish a record date, which record date shall be at the close of business on the day the Trustee receives such notice, and (ii) with respect to any other series of Bonds issued under this Indenture, the Trustee may, but shall not be obligated to, establish a record date, in each case for the purpose of determining Holders of Outstanding Bonds of such series entitled to join in such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, and the Act of Holders, or their proxies, joining in such notice shall automatically and without further action by any Holders be cancelled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, of Bonds of any series

                                       81
from giving, (i) after expiration of such 90-day period a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, to the same effect as that cancelled pursuant to the proviso to the preceding sentence, or (ii) during any such 90-day period in respect of any written notice of declaration of acceleration or rescission and annulment thereof, as the case may be, with respect to any Event of Default with respect to Bonds of such series, an additional written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, with respect to any other Event of Default (other than an Event of Default as to which such a 90-day period has not expired) with respect to Bonds of such series, in either of which events a new record date shall or may, as the case may be, be established pursuant to the provisions of this Section 9.02 in respect of such new or additional written notice.

     SECTION 9.03. Trustee's Power of Sale of Pledged Property; Notice Required; Power to Bring Suit.

     If an Event of Default shall have occurred and be continuing for a period of 30 days after the Trustee shall have given the Company written notice requiring such Event of Default to be remedied, and subject to the provisions of Sections 9.07 and 9.08, the Trustee, by such officer or agent as it may appoint, may:

          (1) sell, to the extent permitted by law, without recourse, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Trustee in its discretion may determine, the Pledged Property as an entirety, or in any such portions as the Trustee in its discretion shall deem expedient in the interest of the Bondholders, (i) at private sale after at least 30 days' written notice to the Company, or as otherwise required by law, or (ii) at public sale at some convenient place in the Borough of Manhattan, City and State of New York, or at such other place or places as may be required by law, after publishing notice of such public sale in an Authorized Newspaper in such Borough and in such place or places as may be required by law, at least once in each of two successive calendar weeks preceding such public sale (which notice shall state that such public sale will be subject to all necessary governmental or statutory approvals and consents), and may from time to time adjourn such public sale by announcement at the time and place fixed for such sale or for such adjourned sale or sales without further notice except such as may be required by law; and/or

                                       82
          (2) proceed by one or more suits, actions or proceedings at law or in equity or otherwise or by any other appropriate remedy, to enforce payment of the Bonds and related coupons or Mortgage Notes which are part of the Pledged Property or to realize on any collateral security for such Mortgage Notes, or to foreclose this Indenture or to sell the Pledged Property under a judgment or decree of a court or courts of competent jurisdiction, or by the enforcement of any such other appropriate legal or equitable remedy, as the Trustee in its discretion shall deem most effectual to protect and enforce any of its rights or powers or any of the rights or powers of the Bondholders.

     In the event that the Trustee shall deem it advisable to sell any of or all the Pledged Property in accordance with the provisions of this Section, the Company agrees that if registration of any such Pledged Property shall be required, in the opinion of counsel for the Trustee, under the Securities Act of 1933 or other applicable law, and regulations promulgated thereunder, and if the Company shall not effect, or cause to be effected, such registration promptly, the Trustee may sell any such Pledged Property at a private sale, and the Company and the Bondholders shall not attempt to maintain that the prices at which such Pledged Property is to be sold are inadequate by reason of the failure to sell at public sale, or hold the Trustee liable therefor.

     SECTION 9.04.  Incidents of Sale of Pledged Property.

     Upon any sale of all or any part of the Pledged Property made either under the power of sale given under this Indenture or under judgement or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the following shall be applicable:

          (1) Bonds Due and Payable. The principal of, and premium, if any, and accrued interest on, the Bonds, if not previously due, shall immediately become and be due and payable.

          (2) Trustee Appointed Attorney of Company to Make Conveyances. The Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus sold; and for that purpose the Trustee may execute all such documents and instruments and may substitute one or more persons with like power; and the Company hereby ratifies and confirms all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof.

                                       83
          (3) Company to Confirm Sales and Conveyances. If so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

          (4) Bondholders and Trustee May Purchase Pledged Property. Any Bondholder or Holder of a related coupon or the Trustee may bid for and purchase any of the Pledged Property, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Pledged Property in their or its or his own absolute right without further accountability.

          (5) Purchaser at Sale May Apply Bonds or Coupons to Purchase
     Price. Any purchaser at any such sale may, in paying the purchase price, deliver any of the Bonds or related coupons then Outstanding in lieu of cash and apply to the purchase price the amount which shall, upon distribution of the net proceeds of such sale, after application to the costs of the action and any other sums which the Trustee is authorized to deduct under this Indenture, be payable on such Bonds or related coupons so delivered in respect of principal, premium, if any, and interest. In case the amount so payable on such Bonds or coupons shall be less than the amount due thereon, duly executed and authenticated Bonds or coupons shall be delivered to the Holder thereof for the balance of the amount due on such Bonds or coupons so delivered by such Holder in exchange therefor.

          (6) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale under judicial proceedings shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

          (7) Sale to Divest Company's Rights in Property Sold. Any such sale shall operate to divest the Company of all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, in and to the Pledged Property so sold, and shall be a perpetual bar both at law and in equity or otherwise against the Company, and its successors and assigns,

                                      84
     and any and all persons claiming or who may claim the Pledged Property sold or any part thereof from, through or under the Company, or its successors and assigns.

          (8) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Indenture or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, shall be applied as provided in Section 9.13.

     SECTION 9.05. Upon Default Company Will Pay Principal and Interest upon Demand of Trustee.

     In case

          (1) default is made in the payment of any instalment of interest on any Bond when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Bond at the Maturity thereof,

then in any such event, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Bonds and coupons, the whole amount then due and payable on all Bonds and coupons, for principal, premium, if any, and interest, or any of them, as the case may be, with interest at the rates specified in the respective Bonds on the overdue principal and premium, if any, and (to the extent that payment of such interest is legally enforceable) on the overdue Instalments of interest. In addition thereto, the Company will pay to the Trustee all amounts due to it pursuant to Section 10.07.

     SECTION 9.06.  Judicial Proceedings Instituted by Trustee.

     (a) Trustee May Bring Suit. In case the Company shall fail to pay promptly the amounts required to be paid pursuant to Section 9.05 upon demand of the Trustee, then the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to recover judgment against the Company or any other obligor on the Bonds and coupons for the whole amount due and unpaid, and may prosecute any such claim or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the

                                       85
Company or any such other obligor and collect the moneys adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, or of any of the Trustee's rights or the rights of the Holders of Bonds and coupons under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the lien hereof.

     (b) Trustee May Recover Unpaid Indebtedness after Sale of Pledged Property. In the case of a sale of the Pledged Property and of the application of the proceeds of such sale to the payment of the indebtedness secured by this Indenture, the Trustee in its owns name, and as trustee of an express trust, shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Bonds or coupons, for the benefit of the Holders thereof, and upon any other portion of the indebtedness remaining unpaid, with interest as provided in Section 9.05.

     (c) Recovery of Judgment Does Not Affect Lien of this Indenture or Other Rights. No recovery of any such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Pledged Property, or upon any other property, shall in any manner or to any extent affect the lien of this Indenture upon any of the Pledged Property, or any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Holders of Bonds and coupons, but all such liens, rights, powers and remedies shall continue unimpaired as before.

     (d) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Holders of Bonds and coupons, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium (if any) or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Bonds and coupons (whether such claims be based upon the provisions of the Bonds, the coupons, or this

                                       86
Indenture) allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, or any obligor on the Bonds or coupons, the creditors of the Company or any such other obligor, any Member, the Pledged Property or any other property of the Company or any such other obligor and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Bonds and coupons to make such payments to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Bonds and coupons, to pay to the Trustee any amount due to it pursuant to Section
10.07. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds and coupons, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Bondholders, with authority to (i) make and file in the respective names of the Holders of Bonds and coupons (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders of Bonds and coupons themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders of Bonds and coupons, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Holders of Bonds and coupons against the Company or any such other obligor, the Members, the Pledged Property or any other property of the Company or any such other obligor allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan or reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holders of Bonds and coupons. Any moneys collected by the Trustee under this Section shall be applied as provided in Section 9.13.

     (e) Trustee Need Not Have Possession of Bonds or Coupons. All rights of action and of asserting claims under this Indenture or under any of the Bonds and coupons enforceable by the Trustee may be enforced by the Trustee without possession of any of such Bonds and coupons or the production thereof on the trial or other proceedings relative thereto.

                                       87
     (f) Suit To Be Brought for Ratable Benefit of Holders of Bonds and Coupons. Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture shall be for the equal, ratable and common benefit of all the Holders of Bonds and coupons, subject to the provisions of this Indenture.

     (g) Trustee May Be Restored to Former Position and Rights in Certain Circumstances. In case the Trustee shall have proceeded to enforce any right under this Indenture by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then in every such case, the Company, the Members, any other obligor on the Bonds or coupons and the Trustee shall be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

     SECTION 9.07.  Bondholders May Demand Enforcement of Rights by Trustee.

     If an Event of Default shall have occurred and shall be continuing, the Trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the Bonds then Outstanding and upon the offering of indemnity as provided in Section 10.03(e), proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or premium, if any, or interest on, the Bonds or coupons or Mortgage Notes which are part of the Pledged Property or to realize on any collateral security for such Mortgage Notes, or to foreclose this Indenture or to sell the Pledged Property under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem effectual to protect and enforce any of the rights or powers of the Trustee or the Holders of Bonds and coupons, or, in case such Bondholders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in accordance with law and the provisions of this Indenture, and the Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of

                                       88
other remedy so requested would involve the Trustee in personal liability or expense.

     SECTION 9.08.  Control by Bondholders.

     Subject to Section 11.03(e), the Holders of a majority in principal amount of the Outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, be unduly prejudicial to Holders not joining in such request or involve the Trustee in personal liability or expense (but the Trustee shall not be obligated to make any determination with respect to such conflict, prejudice or liability), and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, (i) with respect to Bonds of a series all or part of which is represented by a Global Bond or Bonds, the Trustee shall establish a record date, which record date shall be at the close of business on the day the Trustee receives such notice, and (ii) with respect to any other series of Bonds issued under this Indenture, the Trustee may, but shall not be obligated to, establish a record date, in each case for the purpose of determining Holders of Outstanding Bonds of such series entitled to join in such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless the Holders of a majority in principal amount of the Outstanding Bonds of such series shall have joined in such notice prior to the date which is 90 days after such record date, such notice and the Act of Holders, or their proxies, joining in such notice shall automatically and without further action by any Holders be cancelled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (i) after expiration of such 90-day period, a new notice to the same effect as that cancelled pursuant to the proviso to the preceding sentence, or (ii) during any such 90-day period in respect of any notice, a new notice giving directions contrary to or otherwise different from such notice in either of which events a new record date shall or

                                       89
may, as the case may be, be established pursuant to the provisions of this
Section 9.08 in respect of such new notice.

     SECTION 9.09.  Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Bonds may on behalf of the Holders of all the Bonds and related coupons waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Bonds, or

          (2) in respect of a covenant or provision hereof which under Article Thirteen cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 9.10.  Holder May Not Bring Suit Except Under Certain Conditions.

     A Holder of any Bond of any series or any related coupon shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of this Indenture, for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

          (1) such Holder previously shall have given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Bonds then Outstanding shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 10.03(e);

          (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                                       90
          (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of Outstanding Bonds.

     It is understood and intended that no one or more of the Holders of Bonds or coupons shall have any right in any manner whatever hereunder or under the Bonds or coupons to (i) surrender, impair, waive, affect, disturb or prejudice the lien of this Indenture on any Pledged Property or the rights of the Holders of any other Bonds or coupons, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all the Holders of Bonds or coupons subject to the provisions of this Indenture.

     SECTION 9.11.  Undertaking To Pay Court Costs.

     All parties to this Indenture, and each Holder of any Bond or coupon by his acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Indenture, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by the Trustee,
(b) any suit, action or proceeding instituted by any Bondholder or group of Bondholders holding in the aggregate more than 10% in aggregate principal amount of the Bonds then Outstanding or (c) any suit, action or proceeding instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any of the Bonds or coupons, on or after the respective due dates expressed therein.

     SECTION 9.12.  Right of Holders To Receive Payment Not To Be Impaired.

     Anything in this Indenture to the contrary notwithstanding, the right of any Holder of any Bond or coupon to receive payment of the principal of, and

                                       91
premium, if any, and interest on, such Bond or payment of such coupon, on or after the respective due dates expressed in such Bond or coupon (or, in case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 9.13.  Application of Moneys Collected by Trustee.

     Any moneys collected or to be applied by the Trustee pursuant to this Article, together with any other moneys which may then be held by the Trustee under any of the provisions of this Indenture as security for the Bonds and coupons (other than moneys at the time required to be held for the payment of specific Bonds or coupons at Maturity or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such moneys on account of principal, premium, if any, or interest, upon presentation of the several Outstanding Bonds or coupons, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:

               FIRST: to the payment of all taxes, assessments or liens prior to the lien of this Indenture, except those subject to which any sale shall have been made, all costs and expenses of collection, including the costs and expenses of handling the Pledged Property and of any sale thereof pursuant to the provisions of this Article and of the enforcement of any remedies hereunder or under any Mortgage, and to the payment of reasonable compensation to the Trustee, its agents, attorneys and counsel, and all expenses, liabilities and advances incurred or made by the Trustee, or through the Trustee by any Holder or Holders and all other amounts due the Trustee under Section 10.07;

               SECOND: in case the principal of the Bonds or any of them shall not have become due, to the payment of any interest in default, in the order of the maturity of the instalments of such interest, with interest at the rates specified in the respective Bonds (to the extent that payment of such interest shall be legally enforceable) on the overdue instalments thereof;

               THIRD: in case the principal of any of but not all the Bonds shall have become due, by declaration, upon redemption or otherwise, first to the payment of accrued interest in the order of the maturity of the

                                       92
              instalments thereof with interest at the respective rates specified in the Bonds on overdue principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) on overdue instalments of interest, and next to the payment of the principal of all Bonds then due;

               FOURTH: in case the principal of all the Bonds shall have become due, by declaration, upon redemption or otherwise, to the payment of the whole amount then due and unpaid upon the Bonds then Outstanding and the related coupons for principal, premium, if any, and interest, at the rate specified in the respective Bonds on overdue principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) on overdue instalments of interest, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, premium, if any, and interest ratably, without discrimination or preference; and

               FIFTH: in case the principal of all the Bonds shall have become due, by declaration, upon redemption or otherwise, and all of such Bonds shall have been fully paid together with all interest (including any interest on overdue payments) and premium, if any, thereon, any surplus then remaining shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

     provided, however, that all payments to be made pursuant to this Section shall be made ratably to the persons entitled thereto, without discrimination or preference.

     SECTION 9.14.  Bonds or Coupons Held by Company Not To Share in
Distribution.

     Any Bonds or coupons owned or held by, or for the account or benefit of, the Company shall not be entitled to share in any payment or distribution provided for in this Article, provided that the Trustee shall have no liability in respect of such payment or distribution made to any Person entitled thereto pursuant to Section 2.10 other than the Company unless a Responsible Officer shall have

                                       93
actual knowledge that any such Person holds Bonds or coupons for the account or benefit of the Company.

     SECTION 9.15.  Waiver of Appraisement, Valuation, Stay, Right to
Marshalling.

     To the extent it may lawfully do so, the Company, for itself and for any person who may claim through or under it, hereby:

          (1) agrees that neither it nor any such person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this Indenture, (ii) the sale of any of the Pledged Property, or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

          (2) waives all benefit or advantage of any such laws;

          (3) waives and releases all rights to have the Pledged Property marshalled upon any foreclosure, sale or other enforcement of this Indenture; and

          (4) consents and agrees that all the Pledged Property may at any such sale be sold by the Trustee as an entirety.

     SECTION 9.16.  Remedies Cumulative; Delay or Omission Not a Waiver.

     Every remedy given hereunder to the Trustee or to any of the Holders of Bonds or coupons shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise. The Trustee may (but shall not be obligated to, except pursuant to Section 9.07 or 9.08) exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law or equity or otherwise, in its absolute discretion. No course of dealing between the Company and the Trustee or the Holders of Bonds or coupons or any delay or omission of the Trustee or of any such Holder to exercise any right, remedy or power accruing upon any Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Event of Default or of any right of the

                                       94
Trustee or of the Holders of Bonds and coupons or acquiescence therein, and, subject to the provisions of Section 9.10, every right, remedy and power given by this Article to the Trustee or to the Holders of Bonds and coupons may be exercised from time to time and as often as may be deemed expedient by the Trustee or by such Holders.

                                  ARTICLE TEN

                                  THE TRUSTEE

     SECTION 10.01.  Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee (other than with respect to the Opinions of Counsel referred to in Section 3.01(b)(5)), the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                                       95
          (2) the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 10.02.  Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Bondholders entitled to receive reports pursuant to Section 11.03, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Bond or in the payment of any sinking fund instalment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders; and provided, further, that in the case of any default of the character specified in Section 9.01(5) no such notice to Bondholders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                                       96
     SECTION 10.03.  Certain Rights of Trustee.

     Except as otherwise provided in Section 10.01:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any Bonds or of any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, or to recompute, verify, reclassify or recalculate any information contained therein, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                                       97
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (h) Except with respect to Section 7.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 7 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Event of Default or event which with notice or lapse of time or both will become an Event of Default (a "Default") except (i) any Event of Default occurring pursuant to Sections 9.01(1), 9.01(2) and 7.01, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     SECTION 10.04.  Not Responsible for Recitals or Issuance of Bonds.

     The recitals contained herein and in the Bonds and in any coupons, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Bonds, the coupons or the lien of this Indenture in respect of Pledged Property. The Trustee shall not be accountable for the use or application by the Company of Bonds or the proceeds thereof.

     SECTION 10.05.  May Hold Bonds.

     The Trustee, any Paying Agent, Bond Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and coupons may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Bond Registrar or such other agent.

     SECTION 10.06.  Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall have no liability to pay interest on or invest (except as herein expressly provided) any such moneys.

                                       98
     SECTION 10.07.  Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to defend and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such loss, liability or expense may be attributable to its negligence or bad faith.

     As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Bonds and any coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Bonds. "Trustee" for purposes of this Section shall include any predecessor trustee but the negligence or bad faith of any such Trustee shall not affect the rights under this Section of any other such Trustee.

                                       99
     SECTION 10.08.  Disqualification; Conflicting Interests.

     Reference is made to TIA Section 310(b); for purposes of TIA Section 310(b)(1), no conflicting interest shall be deemed to arise by being Trustee hereunder for Bonds of more than one series.

     SECTION 10.09.  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 10.10.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 10.11.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Bonds, delivered to the Trustee and to the Company.

                                       100
     (d) If at any time:

          (1) the Trustee shall fail to comply with TIA Section 310(b),

          (2) the Trustee shall cease to be eligible under Section 10.09 and shall fail to resign after written request therefor by the Company or by any bona fide Holder of a Bond for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 9.11, any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within 1 year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Bonds delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Bonds as their names and addresses appear in the Bond Register and to the Holders of Bearer Bonds in the manner set forth in Section 1.06. Each

                                       101
notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 10.11.  Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in
Section 10.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified under TIA Section 310(b) and eligible under Section 10.09 hereof.

     SECTION 10.12.  Merger, Conversion, Consolidation or Succession to
Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified under TIA Section 310(b) and eligible under Section 10.09 hereof without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

                                       102
     SECTION 10.13.  Preferential Collection of Claims against Company.

     Reference is made to TIA Section 311, for the purposes of which:

          (1) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within 7 days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (2) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

     SECTION 10.14.  Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Bonds which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to
Section 2.08, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation having a combined capital and surplus of not less than the equivalent of $50,000,000 and subject to supervision or examination by Federal or State authority or the equivalent foreign authority, in the case of an Authenticating Agent who is not organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia. If

                                       103
such Authenticating Agent publishes reports of conditions at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

     An Authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Bonds, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Bond Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 10.07.

                                       104
     If an appointment with respect to one or more series is made pursuant to this Section, the Bonds of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Bonds of the series designated therein issued under the within-mentioned Indenture.

                                           [full name of Trustee]

                                            -----------------------------------
                                                        As Trustee

                                           By
                                              --------------------------------
                                                   As Authenticating Agent

                                           By
                                              ---------------------------------
                                              Authorized [Officer] [Signatory]

     If all of the Bonds of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Bonds upon original issuance located in a Place of Payment or other place where the Company wishes to have Bonds of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent (which may be an Affiliate of the Company if eligible to be appointed as an Authenticating Agent hereunder) having an office in such Place of Payment or other place designated by the Company with respect to such series of Bonds.

                                 ARTICLE ELEVEN

             BONDHOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 11.01.  Company to Furnish Trustee Names and Addresses of
Bondholders.

     The Company will furnish or cause to be furnished to the Trustee semiannually, between January 15 and January 30, inclusive, and between

                                       105
July 15 and July 30, inclusive, in each year, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and address of the Holders of Bonds, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Bond Registrar, no such list need be furnished with respect to the Holders of Registered Bonds.

     SECTION 11.02.  Preservation of Information; Communications to Bondholders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Bonds (i) contained in the most recent list furnished to the Trustee as provided in Section 11.01, (ii) received by the Trustee in its capacity as Bond Registrar (if it is then serving as such); and (iii) filed with it within the two preceding years for the purpose of receiving reports pursuant to Section 11.03. The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished, and may destroy any information filed with it for the purpose of receiving reports pursuant to Section 11.03 two years after such filing.

     (b) If 3 or more Holders of Bonds (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Bonds with respect to their rights under this Indenture or under the Bonds and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within 5 business days after the receipt of such application, at its election, either

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 11.02(a), or

          (ii) inform such applicants as to the approximate number of Holders of Bonds whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 11.02(a), and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

                                       106
     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 11.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within 5 days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Every Holder of Bonds or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Bonds in accordance with Section 11.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 11.02(b).

     SECTION 11.03.  Reports by Trustee.

     The Trustee shall transmit any reports required pursuant to TIA Section 313(a) within 60 days after each May 15, commencing May 15, 1994, dated as of such May 15. Reference is made to TIA Section 313(d); the Company will notify the Trustee in writing when any Bonds are listed on any stock exchange.

                                       107
     SECTION 11.04.  Reports by Company.

     The Company will

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Bondholders, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c) with respect to reports pursuant to Section 11.03 hereof, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this
     Section 11.04 as may be required by rules and regulations prescribed from time to time by the Commission.

                                       108
                                 ARTICLE TWELVE

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 12.01.  Company May Consolidate, etc., only on Certain Terms.

     The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Bonds and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 12.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 12.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that no such conveyance or transfer shall have the effect of releasing

                                       109
the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Bonds.

     SECTION  12.03.  Limitation on Lease of Properties as Entirety.

     The Company shall not lease its properties and assets substantially as an entirety to any Person.

                                ARTICLE THIRTEEN

                            SUPPLEMENTAL INDENTURES;
                         AMENDMENT OF PLEDGED PROPERTY

     SECTION 13.01. Supplemental Indentures and Amendments of Certain Pledged Property Without Consent of Bondholders.

     (a) Without the consent of the Holders of any Bonds or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Bonds contained; or

          (2) to add to the covenants of the Company, for the benefit of the Holders of the Bonds or any coupons, or to surrender any right or power herein conferred upon the Company; or

          (3) to add to or change any of the provisions of this Indenture to provide that Bearer Bonds may be registrable as to principal, to change or eliminate any restrictions on the payment of principal on Registered Bonds or of principal or any interest on Bearer Bonds or on the delivery of Bearer Bonds, or to permit Registered Bonds to be exchanged for Bearer Bonds, provided any such action shall not adversely affect the interest of the Holders of Bonds of any series or any related coupons in any material respect; or

                                       110
          (4) to convey, transfer and assign to the Trustee, and to subject to the lien of this Indenture, with the same force and effect as though included in the Granting Clauses hereof, additional properties of the Company, and to correct or amplify the description of any property at any time subject to the lien of this Indenture; or

          (5) to provide for the creation of any series of Bonds as provided in Article Two; or

          (6) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Bonds in bearer form, registrable or not registrable as to principal, and with or without interest coupons; to change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on Bearer Bonds, to permit Bearer Bonds to be issued in exchange for Registered Bonds, to permit Bearer Bonds to be issued in exchange for Bearer Bonds of other authorized denominations (to the extent permitted by law); provided that any such addition or change shall not adversely affect the interests of the Holders of Bonds of any series or any related coupons in any material respect; or

          (7) to provide for the issuance of uncertificated Bonds, original issue discount Bonds, and Bonds payable in foreign currencies of one or more series; or

          (8) if allowed under applicable laws and regulations to permit payment in the United States of America (including any of the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, of principal, premium or interest on Bearer Bonds or coupons, if any; or

          (9) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to continue the qualification of this Indenture (including any supplemental indenture) under the TIA, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

                                       111
          (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Holders of the Bonds of any series or any related coupons in any material respect; or

          (11) to provide for Mortgage Notes, Mortgages and/or Loan Agreements to be deposited with a depositary or an agency and/or to permit the addition to and withdrawal from the Pledged Property of such Mortgage Notes, Mortgages and/or Loan Agreements to be evidenced by a "book-entry" or other notation not requiring physical delivery of such instruments.

     (b) Without the consent of the Holders of any Bonds or coupons, the parties to any Mortgage Note, Mortgage or Loan Agreement may, at any time and from time to time, modify, alter, supplement or amend such Mortgage Note, Mortgage or Loan Agreement in any of the following respects:

          (1) to add to the covenants and agreements of the Member contained in any such instrument, other covenants and agreements thereafter to be observed, or to surrender any right or power therein reserved to or conferred upon any such Member; or

          (2) to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under any such instrument, provided such action shall not adversely affect the interest of the Holders of the Bonds or any related coupon in any material respect; or

          (3) to give effect to the provisions of Section 4.05; or

          (4) to amend or supplement any Mortgage, so long as thereafter such Mortgage will comply with the requirements of Schedule I annexed hereto as such Schedule may be amended in accordance with Section 13.02(b) , or amend or supplement any Mortgage Note or Loan Agreement in any manner not inconsistent with the provisions of this Indenture; or

                                       112
          (5) to amend or supplement any Mortgage to secure the evidence of a loan from a lender or lenders other than the Company in accordance with a provision in such Mortgage.

     It shall not be necessary to obtain any consent from the Trustee with regard to any action taken pursuant to this Subsection. The Trustee shall execute any instrument requested in a Company Request for the purpose of confirming such action, upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that the action taken was authorized by this Indenture and that the execution of such instrument is appropriate to confirm such action.

     SECTION 13.02. Supplemental Indentures and Amendments of Certain Pledged Property With Consent of Bondholders.

     (a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Bonds, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Bonds and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond or coupon affected thereby,

          (1) change the Stated Maturity of the principal of, or any instalment of interest on, any Bond or coupon, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Bond or coupon or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption date), or

          (2) permit the creation of any lien prior to or pari passu with the lien of this Indenture with respect to any of the Pledged Property, or terminate the lien of this Indenture on any Pledged Property (except in each case as permitted by, and pursuant to, this Indenture) or deprive any Holder of any Bond or any related coupon of the security afforded by the lien of this Indenture (except as in this Indenture permitted), or

                                       113
          (3) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (4) modify any of the provisions of this Section, Section 7.16 or
     Section 9.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Bond or coupon affected thereby.

     (b) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Bonds, by Act of said Holders delivered to the Company and the Trustee, the parties to any Mortgage Note or Mortgage (including the Trustee as assignee thereof) or Loan Agreement may, at any time and from time to time, modify, alter, supplement or amend any such Mortgage Note, Mortgage or Loan Agreement (including Schedule I hereto annexed as applied to any Mortgage used or to be used in a particular instance) in any manner or in any respect; provided, however, that no such modification, alteration, supplement or amendment shall, without the consent of the Holder of each Outstanding Bond or coupon affected thereby,

          (1) reduce the principal amount of any Mortgage Note or impair the right to institute suit for the enforcement of payment of such principal amount on or after the maturity thereof, or

          (2) permit the creation of any lien prior to or pari passu with the lien of this Indenture with respect to any of the Pledged Property or terminate the lien of this Indenture on any Pledged Property (except in each case as permitted by, and pursuant to, the terms of this Indenture) or deprive any Holder of any Bond or related coupon of the security afforded by the lien of this Indenture (except as in this Indenture permitted), or

          (3) reduce the percentage and principal amount of Outstanding Bonds, the consent of whose Holders is required for any such modification, alteration, supplement or amendment.

     Upon receipt by the Trustee of a Company Request, Board Resolution, Officers' Certificate and Opinion of Counsel to the effects set forth in the last paragraph of Section 13.01(b) and evidence of the Act of said Holders, the

                                       114
Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Section 13.03.

     It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture or of any proposed modification of the instruments referred to in the foregoing Subsection
(b), but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 13.03.  Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, or in executing any instrument modifying Mortgage Notes, Mortgages or Loan Agreements pursuant to Sections 13.01(b) or 13.02(b) the Trustee shall be entitled to receive, and (subject to Section 10.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or instrument, as the case may be, is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or any such instrument which affects the Trustee's own rights, duties, obligations or immunities under this Indenture or otherwise.

     SECTION 13.04.  Effect of  Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby (except to the extent otherwise expressed therein).

     SECTION 13.05.  Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

                                       115
     SECTION 13.06.  Reference in Bonds to Supplemental Indentures.

     Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Board of Directors (as evidenced by Board Resolution), to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

                                ARTICLE FOURTEEN

                                   DEFEASANCE

     SECTION 14.01.  Payment of Indebtedness; Satisfaction.

     If the Company shall pay and discharge the entire indebtedness on all Bonds and coupons appertaining thereto hereby secured (or provide therefor) in any one or more of the following ways, to wit:

          (1) by paying or causing to be paid the principal of (including redemption premium, if any) and interest on Bonds and coupons appertaining thereto hereby secured, as and when the same become due and payable; and/or

          (2) by depositing with the Trustee, in trust, at or before maturity, either (i) moneys in the necessary amount or (ii) U.S. Government Obligations, the principal of and the interest on which when due, and without any regard to the reinvestment thereof, will in the opinion of an Independent Accountant or other independent financial expert delivered to the Trustee provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay or redeem the principal of or premium, if any, and interest to the date of such deposit (in the case of Bonds and coupons appertaining thereto which have become due and payable) or to the Stated Maturity or Redemption Date (as irrevocably set to the satisfaction of the Trustee), as the case may be, of the Bonds hereby secured, with irrevocable direction to apply the same to such payment or redemption;

                                       116
and if the Company shall also pay or cause to be paid or provided for all other sums payable hereunder by the Company, then, upon Company Request authorized by a Board Resolution, accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, this Indenture and the lien, rights and interests hereby granted shall cease, determine and become null and void (except as to the rights of registration of transfer and exchange and replacement of Bonds and coupons, if applicable, and rights to receive payments provided for in the Bonds and coupons, if any), and the Trustee shall forthwith cause such satisfaction and discharge of this Indenture to be entered upon the record at the expense of the Company, and shall execute and deliver such instruments of satisfaction as may be necessary in the opinion of the Company as specified in a Company Request, and forthwith the estate, right, title and interest of the Trustee in and to the Pledged Property, any securities, cash (except cash deposited under this Section) and other property held by it under this Indenture as a part of the Pledged Property shall thereupon cease, determine and become null and void, and the Trustee shall in such case transfer, deliver and pay the same to the Company or upon Company Order; provided that in the case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made to the satisfaction of the Trustee that such notice will be given; and provided, further, that the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Bonds and coupons, if any, of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 14.01 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised.

     In the absence of a Company Request authorized by a Board Resolution as aforesaid, the payment and discharge of all indebtedness secured by this Indenture shall not render this Indenture inoperative or prevent the Company from issuing Bonds and coupons hereunder from time to time thereafter as herein provided.

     All money deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the

                                       117
Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     For the purposes of this Article, the Company and the Trustee shall not treat as a Bond or coupon hereby secured, and the Company shall not be required to pay or provide for the payment of, any Bond or coupon in lieu of which another Bond or coupon has been authenticated and delivered under Section 2.08, if

          (i) such Bond or coupon has not been presented to the Trustee with a claim of ownership and enforceability by the Holder thereof, prior to the Company Request for the satisfaction and discharge of this Indenture, or

          (ii) the enforceability of such Bond or coupon, if contested by the Company, has been determined adversely against such Holder by a court of competent jurisdiction or other competent tribunal.

     The rights, duties, obligations and immunities of the Trustee, including without limitation its rights under Section 10.07 against the Company, shall survive the satisfaction and discharge of this Indenture.

     SECTION 14.02.  Satisfaction, Discharge and Defeasance of Bonds of Any
Series.

     If this Section is specified, as contemplated by Section 2.03, to be applicable to Bonds and coupons, if any, of any series, at the Company's option, either

          (a) the Company will be deemed to have been Discharged (as defined below) from its obligations with respect to Bonds and coupons, if any, of such series or

          (b) the Company will cease to be under any obligation to comply with any term, provisions or condition set forth in (x) Sections 7.11, 12.01 and
     12.02 or (y) the instrument or instruments setting forth the terms, provisions or conditions of such series pursuant to Section 2.03 (provided in case of this subclause (y) that such instrument or instruments specify which terms, provisions or conditions, if any, are subject to this clause
     (b); provided further, however, that no such instrument may specify that the

                                       118
          Company may cease to comply with any obligations as to which it may not be Discharged pursuant to the definition of "Discharged");

in each case (a) and (b) with respect to the Bonds and coupons, if any, of such series, on the 91st day after the applicable conditions set forth below in (p) and either (q) or (r) have been satisfied:

          (p)(1) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Bonds and coupons, if any, of such series (in addition to any sums required under (q) or (r)); and

          (2) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as contemplated by Section 1.02 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Bonds and coupons, if any, of any such series have been complied with;

          (q)(1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Bonds and coupons, if any, of such series (i) money in an amount (in such currency, currencies or currency unit or units in which any Outstanding Bonds and coupons, if any, of such series are payable) or (ii) in the case of Bonds and coupons, if any, denominated in Dollars, U.S. Government Obligations (as defined below) or, in the case of Bonds and coupons, if any, denominated in a Foreign Currency, Foreign Government Securities (as defined below), which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under the Bonds and coupons, if any, of such series, money in an amount (or (iii) a combination of (i) and (ii)) sufficient (in the opinion with respect to (ii) and (iii) of an Independent Accountant expressed in a written certification thereof delivered to the Trustee) to pay and discharge or redeem each installment of principal of and premium, if any, and interest, if any, on, the Outstanding Bonds and coupons, if any, of such series on the dates such installments of interest or principal are due, in the currency, currencies or currency unit or units, in which such Bonds and coupons, if any, are payable; provided, however, that the Company shall not make or cause to be made the deposit provided by this clause (1) unless the

                                       119
     Company shall have delivered to the Trustee an Opinion of Counsel to the effect that there will not occur any violation of the Investment Company Act of 1940, as amended, on the part of the Company, the trust funds representing such deposit or the Trustee as a result of such deposit and the related exercise of the Company's option under this Section 14.02.

          (2)(i) no Event of Default or event (including such deposit) which with notice or lapse of time or both would become an Event of Default with respect to the Bonds of such series shall have occurred and be continuing on the date of such deposit, (ii) no Event of Default as defined in clause
     (6) or (7) of Section 9.01, or event which with notice or lapse of time or both would become an Event of Default under either such clause, shall have occurred within 90 days after the date of such deposit and (iii) such deposit and the related intended consequence under (a) or (b) will not result in any default or event of default under any material indenture, agreement or other instrument binding upon the Company or any of its properties; and

          (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Bonds and coupons, if any, of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this
     Section 14.02 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised;

          (r) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.03, to be applicable to the Bonds and coupons, if any, of such series.

     Any deposits with the Trustee referred to in clause (q)(1) above will be made under the terms of an escrow trust agreement in from and substance satisfactory to the Trustee. If any Outstanding Bonds and coupons, if any, of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any mandatory redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement will provide therefor and the Company will make arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

     (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations, Foreign Govern-

                                       120
ment Securities or money held by it as provided in Section 14.01 or this Section
14.02 which, in the opinion of an Independent Accountant expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received. The Trustee shall also deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations, Foreign Government Securities or money held by it as provided in Section 14.01 or this Section 14.02, in exchange for other U.S. Government Obligations, Foreign Government Securities or money, upon the following conditions:

          (1) such exchange shall occur simultaneously;

          (2) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the exchange contemplated by paragraph (c) of this Section 14.02 have been complied with; and

          (3) in the opinion of an Independent Accountant expressed in a written certification thereof delivered to the Trustee, immediately after such exchange the U.S. Government Obligations, Foreign Government Securities or money then held by the Trustee as provided in Section 14.01 or this Section
     14.02 shall be in such amount as then would have been required to be deposited in order to comply with Sections 14.01(1) and 14.02(q)(1) hereof, as the case may be.

     SECTION 14.03.  Reinstatement.

     If the Trustee is unable to apply any money, U.S. Government Obligations or Foreign Government Securities in accordance with Section 14.01 or 14.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Bonds and coupons, if any, of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 or 14.02 until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Foreign Government Securities in accordance with Section 14.01 or 14.02; provided, however, that if the Company has made any payment of interest on or principal of (and premium, if any) on any Bonds and coupons, if any, of such

                                       121
series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series of Bonds and coupons, if any, to receive such payment from the money, U.S. Government Obligations or Foreign Government Securities held by the Trustee.

     SECTION 14.04.  Definitions.

     The following terms, as used in this Article Fourteen, shall have the following meanings:

          "Discharged" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Bonds and coupons, if any, of the series as to which Section 14.02 is specified as applicable as aforesaid and all provisions of this Indenture relating to the Bonds and coupons, if any, of such series shall no longer be deemed in effect (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except as to (A) the rights of Holders thereof to receive, from the trust fund described in clause (q)(1) of Section 14.01 above, payment of the principal of and the interest, if any, on such Bonds and coupons, if any, when such payments are due, (B) the Company's obligations with respect to such Bonds and coupons, if any under Sections 2.07 and 2.08 (insofar as applicable to Bonds of such series), 7.02, 7.03 (last paragraph only) and 14.02 and the Company's obligations to the Trustee under Sections 10.07 and 10.10, (C) the rights of Holders of Bonds of any series with respect to the currency or currency units in which they are to receive payments of principal, premium, if any, and interest and (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the trust fund for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Foreign Government Securities, as the case may be, or any principal or interest paid on such obligations, and, subject to the provisions of Section 10.07, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.

          "Foreign Government Securities" means, with respect to Bonds and coupons, if any, of any series that are denominated in a Foreign Currency, securities that are (i) direct obligations of the government that issued or

                                       122
          caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specified payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                                ARTICLE FIFTEEN

                               SUNDRY PROVISIONS

     SECTION 15.01. Exercise of Rights and Powers Under Mortgage Notes and Mortgages.

     With respect to any Mortgage, the rights and powers of the Company and the holders of Mortgage Notes under such Mortgage Notes and such Mortgage shall, notwithstanding any other provision in this Indenture, be exercised exclusively by the holders of such Mortgage Notes or the Company unless and until an Event of Default occurs and is continuing. The Trustee shall not be deemed to have any responsibility with respect to the occurrence or continuance

                                       123
of any Event of Default unless a Responsible Officer has actual knowledge thereof. For such purpose, "the holders of Mortgage Notes" shall not be deemed to include the Trustee or any other pledgee of Mortgage Notes. The provisions of this Section shall not be deemed to affect the definition of Mortgage herein.

     SECTION 15.02.  Execution in Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                       124
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           NATIONAL RURAL UTILITIES
                                             COOPERATIVE FINANCE   CORPORATION

                                           By

                                                           Governor
[SEAL]

Attest:

         Assistant Secretary

                                           FIRST BANK NATIONAL
                                             ASSOCIATION

                                           By

                                                        Vice President
[SEAL]

Attest:

         Assistant Secretary

                                       125
                                   SCHEDULE I

                          SUMMARY OF TERMS OF MORTGAGE

     The Mortgage shall include the provisions summarized below or other provisions substantially as protective or more protective to the mortgagee or mortgagees. The Mortgage may be made to one or more parties as mortgagees (provided the notes or bonds or other obligations secured thereby (the "Mortgage Notes") are secured equally and ratably) or to a trustee or trustees under a trust indenture. The term "mortgagees", as used below, includes the trustee or trustees under a trust indenture and a single mortgagee if there is only one. In any case where the Mortgage provides that consents or approvals may be given by a percentage (at least a majority) in principal amount of the holders of outstanding notes or bonds (exclusive, if so provided, of notes or bonds held or owned by the mortgagor), the references below to "consent" or "approval" of the mortgagees include any consent or approval given by such percentage in principal amount of such holders or by a trustee or trustees under the Mortgage pursuant to such consent or approval.

     The granting clauses shall convey all property (including all permits, licenses, privileges and similar property) then owned or thereafter acquired by the mortgagor, subject to usual exceptions in utility mortgages, which exceptions may include (without limitation) cash, bills, notes and accounts receivable; choses in action and judgments; shares of stock, bonds, notes and other securities; contracts and operating agreements; goods, wares, materials, merchandise and supplies acquired for purpose of sale in the ordinary course of business; fuel, fissionable and other materials and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the business; office furniture, equipment and supplies; automobiles, trucks, trailers, tractors and similar vehicles; airplanes, airplane engines and other flight equipment; ships or marine equipment; the last day of the term of each leasehold estate held by the mortgagor; coal, ore, gas, oil, and other minerals on, in or under the property of the mortgagor; all electric energy, gas, steam, water and other products generated, produced or purchased; any leasehold interests, permits, licenses, franchises and other rights which cannot be assigned, mortgaged or granted without the consent of other parties; and any other property which has theretofore been released or which is not useful to the mortgagor in the business of generating, manufacturing, storing,

                                       126
transmitting, distributing, utilizing, purchasing or disposing of electricity for heat, light, power, refrigeration or other uses.

     The Mortgage may permit mergers, consolidations or sales of all or substantially all the property of the mortgagor, provided either they are approved by the mortgagees or the successor corporation assumes the due and punctual payment of the Mortgage Notes and the due and punctual performance of the covenants contained in the Mortgage. The Mortgage may contain provisions to the effect that in the event of any consolidation or merger or sale of all or substantially all of the business to another corporation and provided a supplemental indenture is executed specifying that no additional Mortgage Notes may be issued thereunder and that no further advances may be made on any outstanding Mortgage Notes, the lien of the Mortgage shall not extend to property of the successor or thereafter acquired except the property then subject to the lien of the Mortgage and extensions, improvements, substitutions and alterations to, upon, or of such property.

Covenants and Warranties

     1. The execution and delivery of the Mortgage and the Mortgage Notes issued to the Company (or to a wholly-owned subsidiary of the Company) have been duly authorized by the mortgagor in accordance with law, and the Mortgage and such Mortgage Notes are valid and enforceable.

     2. The mortgagor has the right and authority to mortgage the property described in the granting clauses. The mortgaged property is free and clear of any equal or prior mortgage, lien, charge or encumbrance, with usual exceptions in utility mortgages, which exceptions may include (without limitation) liens for taxes, assessments or governmental charges for the current year and taxes, assessments or governmental charges not due and delinquent; liens for workmen's compensation awards and similar obligations not then delinquent; mechanics', laborers', materialmen's and similar liens not then delinquent; and any of such liens, whether or not delinquent, whose validity is at the time being contested in good faith; liens and charges incidental to construction or current operation which have not been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are insignificant in amount; liens, securing obligations not assumed by the mortgagor and on account of which it does not pay and does not expect to pay interest, existing upon real estate (or rights in or relating to real estate) over or in respect of which

                                       127
the mortgagor has a right-of-way or other easement for substation, transmission, distribution or other right-of-way purposes; any right which the United States of America or any state or municipality or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of, or order the sale of, any property of the mortgagor upon payment of reasonable compensation therefor, or upon reasonable compensation or conditions to terminate any franchise, license or other rights before the expiration date thereof or to regulate the property and business of the mortgagor; attachment or judgment liens covered by insurance, or upon appeal and covered by bond; deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, public or statutory obligations; surety or appeal bonds; and other deposits or pledges for purposes of like general nature in the ordinary course of business; easements or reservations in respect to any property for the purpose of transmission and distribution lines and rights-of-way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party-wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel is such as to interfere with the proper operation of the property affected thereby; the burdens of any law or governmental organization or permit requiring the mortgagor to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public land or any river, stream or other waters or relating to environmental matters; any lien or encumbrance for the discharge of which moneys have been deposited in trust with a proper depository to apply such moneys to the discharge of such lien or encumbrance; any exceptions, reservations and other matters referred to in the description of the mortgaged property and, with respect to any property which the mortgagor may hereafter acquire, any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments under which the mortgagor shall hereafter acquire the same, none of which in the opinion of counsel materially adversely affects or will affect the property to which the same relates or the operation thereof by the mortgagor; any lien reserved as security for rent or compliance with other provisions of the lease in case of any leasehold estate; and purchase money mortgages and liens, charges and encumbrances upon property existing at the time of acquisition thereof by the mortgagor. The mortgagor will maintain and preserve the priority

                                       128
of lien of the Mortgage, subject to exceptions usual in utility mortgages including (without limitation) those mentioned above.

     3. The mortgagor will punctually pay the principal of and interest on the Mortgage Notes.

     4. The mortgagor will, subject to usual provisions in utility mortgages, preserve its corporate existence and will, to the extent reasonably required for the maintenance and operation of its properties and business taken as a whole, preserve and renew all franchises, permits and licenses held by it and comply with all valid laws and regulations applicable to it or its property.

Events of Default

     1. Default in the payment of interest on the Mortgage Notes continued for 30 days.

     2. Default in the payment of principal of the Mortgage Notes continued for 30 days.

     3. Default in the performance of any of the covenants in the Mortgage Notes or the Mortgage continued for 60 days after written notice.

     4. Falsity in any material respect of any representation or warranty by the mortgagor in the Mortgage.

     5. Loss of corporate charter or franchises, permits, easements and licenses required to carry on any material portion of the mortgagor's business, continued for 30 days after notice of such default.

     6. Usual events of insolvency or bankruptcy contained in utility mortgages.

Acceleration

     Upon the expiration of 30 days after an event of default still continuing, the principal of the Mortgage Notes may be accelerated.

Miscellaneous

     The Mortgage shall also contain other customary provisions as to enforcement, including entry, foreclosure and sale, which may be limited if the Mortgage provides for one or more mortgagees or trustees to exercise remedies on behalf of the noteholders.

                                       129
     In the event that the mortgagor is a governmental entity or public body or an agency of a governmental entity or public body (including any public authority or corporation owned or controlled by a governmental entity, public body or agency), the granting clauses, in lieu of mortgaging property, may mortgage the revenues of the electric generating, distribution and/or transmission facilities operated by such governmental entity, public body or agency, and, in such event, the covenants and warranties mentioned above shall be modified to relate to such revenues instead of property and such other revisions may be made as are appropriate for a mortgage made by a governmental entity, public body or agency as distinguished from a private corporation.